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                                JII HOLDINGS, LLC

                        JII HOLDINGS FINANCE CORPORATION

                                     Issuers

                                       and

                             JORDAN INDUSTRIES, INC.

                                Initial Guarantor

                        13% SENIOR SECURED NOTES DUE 2007


                      --------------------------------------

                                    INDENTURE

                          Dated as of February 18, 2004

                      --------------------------------------

                         U.S. Bank National Association

                                     Trustee

                      --------------------------------------


All references in this Indenture to Subsidiary Guarantors and Subsidiary Guarantees are provided to indicate the provisions that will apply in respect of the Subsidiary Guarantors and Subsidiary Guarantees after the date, if any, on which the Subsidiary Guarantees are provided. For all purposes prior to the Guarantee Date, if any, unless otherwise indicated, references in this Indenture to Subsidiary Guarantors shall be to Restricted Subsidiaries of the Company and all references to Guarantors shall be to Jordan and the Restricted Subsidiaries of the Company.

                             CROSS-REFERENCE TABLE*

        Trust Indenture Act Section                          Indenture Section
        310(a)(1).......................................            7.10
             (a)(2).....................................            7.10
             (a)(3).....................................            N.A.
             (a)(4).....................................            N.A.
             (a)(5).....................................            7.10
             (b)........................................            7.10
             (c)........................................            N.A.
        311(a)..........................................            7.11
             (b)........................................            7.11
             (c)........................................            N.A.
        312(a)..........................................            2.05
             (b)........................................           15.03
             (c)........................................           15.03
        313(a)..........................................            7.06
             (b)........................................           11.07
             (b)(1).....................................           11.07
             (b)(2).....................................         7.06; 7.07
             (c)........................................     7.06; 11.07; 15.02
             (d)........................................            7.06
        314(a)..........................................     4.03; 15.02; 15.05
             (a)(4).....................................           15.05
             (b)........................................           11.07
             (c)(1).....................................           15.04
             (c)(2).....................................           15.04
             (c)(3).....................................            N.A.
             (d)........................................        11.06, 11.07
             (e)........................................           15.05
             (f)........................................            N.A.
        315(a)..........................................            7.01
             (b)........................................         7.05,15.02
             (c)........................................            7.01
             (d)........................................            7.01
             (e)........................................            6.11
        316(a) (last sentence)..........................            2.09
             (a)(1)(A)..................................            6.05
             (a)(1)(B)..................................            6.04
             (a)(2).....................................            N.A.
             (b)........................................            6.07
             (c)........................................            2.12
        317(a)(1).......................................            6.08
             (a)(2).....................................            6.09
             (b)........................................            2.04
        318(a)..........................................           15.01
             (b)........................................            N.A.
             (c)........................................           15.01

N.A. means not applicable.
* This Cross Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS
                                                                          Page
                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01    Definitions..................................................1
Section 1.02    Other Definitions...........................................30
Section 1.03    Incorporation by Reference of Trust Indenture Act...........30
Section 1.04    Rules of Construction.......................................31

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01    Form and Dating.............................................31
Section 2.02    Execution and Authentication................................32
Section 2.03    Registrar and Paying Agent..................................33
Section 2.04    Paying Agent to Hold Money in Trust.........................33
Section 2.05    Holder Lists................................................33
Section 2.06    Transfer and Exchange.......................................34
Section 2.07    Replacement Notes...........................................46
Section 2.08    Outstanding Notes...........................................46
Section 2.09    Treasury Notes..............................................46
Section 2.10    Temporary Notes.............................................47
Section 2.11    Cancellation................................................47
Section 2.12    Defaulted Interest..........................................47

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee..........................................47
Section 3.02    Selection of Notes to Be Redeemed or Purchased..............48
Section 3.03    Notice of Redemption........................................48
Section 3.04    Effect of Notice of Redemption..............................49
Section 3.05    Deposit of Redemption or Purchase Price.....................49
Section 3.06    Notes Redeemed or Purchased in Part.........................49
Section 3.07    Optional Redemption.........................................49
Section 3.08    Mandatory Redemption........................................50
Section 3.09    Offer to Purchase by Application of Excess Proceeds.........50

                                    ARTICLE 4.
                                    COVENANTS

Section 4.01    Payment of Notes............................................52
Section 4.02    Maintenance of Office or Agency.............................52
Section 4.03    Reports.....................................................53
Section 4.04    Compliance Certificate......................................54
Section 4.05    Taxes.......................................................54
Section 4.06    Stay, Extension and Usury Laws..............................55
Section 4.07    Restricted Payments.........................................55
Section 4.08    Dividend and Other Payment Restrictions Affecting
                  Subsidiaries..............................................58
Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Stock..59
Section 4.10    Asset Sales.................................................63
Section 4.11    Transactions with Affiliates................................64
Section 4.12    Liens.......................................................65
Section 4.13    Corporate Maintenance.......................................66
Section 4.14    Corporate Existence.........................................66
Section 4.15    Offer to Repurchase Upon Change of Control..................67
Section 4.16    Additional Note Guarantees..................................68
Section 4.17    Designation of Restricted and Unrestricted Subsidiaries.....69
Section 4.18    Real Property Collateral....................................69
Section 4.19    Additional Collateral.......................................70
Section 4.20    Further Assurances; Expense Reimbursement; Insurance........71
Section 4.21    Payments for Consent........................................72
Section 4.22    Restrictions on Activities of JII Finance...................73
Section 4.23    Subsidiary Guarantees.......................................73
Section 4.24    No Layering of Debt by Guarantors...........................73
Section 4.25    Funds Received by Jordan from any other Subsidiaries........73

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01    Merger, Consolidation, or Sale of Assets....................74
Section 5.02    Successor Corporation Substituted...........................76

                                   ARTICLE 6.
                             DEFAULTS AND REMEDIES

Section 6.01    Events of Default...........................................76
Section 6.02    Acceleration................................................78
Section 6.03    Other Remedies..............................................79
Section 6.04    Waiver of Past Defaults.....................................79
Section 6.05    Control by Majority.........................................80
Section 6.06    Limitation on Suits.........................................80
Section 6.07    Rights of Holders of Notes to Receive Payment...............80
Section 6.08    Collection Suit by Trustee..................................81
Section 6.09    Trustee May File Proofs of Claim............................81
Section 6.10    Priorities..................................................81
Section 6.11    Undertaking for Costs.......................................82

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01    Duties of Trustee...........................................82
Section 7.02    Rights of Trustee...........................................83
Section 7.03    Individual Rights of Trustee................................84
Section 7.04    Trustee's Disclaimer........................................84
Section 7.05    Notice of Defaults..........................................84
Section 7.06    Reports by Trustee to Holders of the Notes..................84
Section 7.07    Compensation and Indemnity..................................85
Section 7.08    Replacement of Trustee......................................85
Section 7.09    Successor Trustee by Merger, etc............................86
Section 7.10    Eligibility; Disqualification...............................86
Section 7.11    Preferential Collection of Claims Against the Issuers.......87

                                   ARTICLE 8.
                     LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant
                  Defeasance................................................87
Section 8.02    Legal Defeasance and Discharge..............................87
Section 8.03    Covenant Defeasance.........................................87
Section 8.04    Conditions to Legal or Covenant Defeasance..................88
Section 8.05    Deposited Money and Government Securities to be Held
                  in Trust; Other Miscellaneous Provisions..................89
Section 8.06    Repayment to Company........................................90
Section 8.07    Reinstatement...............................................90

                                    ARTICLE 9.
                          AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.........................90
Section 9.02    With Consent of Holders of Notes............................91
Section 9.03    Compliance with Trust Indenture Act.........................93
Section 9.04    Revocation and Effect of Consents...........................93
Section 9.05    Notation on or Exchange of Notes............................93
Section 9.06    Trustee to Sign Amendments, etc.............................93

                                   ARTICLE 10.
                          SUBORDINATION OF NOE GUARANTEES

Section 10.01   Agreement to Subordinate....................................94
Section 10.02   Liquidation; Dissolution; Bankruptcy........................94
Section 10.03   Default on Senior Debt......................................94
Section 10.04   Acceleration of Notes.......................................95
Section 10.05   When Distribution Must Be Paid Over.........................95
Section 10.06   Notice by the Guarantor.....................................95
Section 10.07   Subrogation.................................................96
Section 10.08   Relative Rights.............................................96
Section 10.09   Subordination May Not Be Impaired by Company................96
Section 10.10   Distribution or Notice to Representative....................96
Section 10.11   Rights of Trustee and Paying Agent..........................97
Section 10.12   Authorization to Effect Subordination.......................97
Section 10.13   Amendments..................................................97
Section 10.14   Effectiveness of Subordination of Note Guarantees...........97

                                   ARTICLE 11.
                             COLLATERAL AND SECURITY

Section 11.01   Security Documents..........................................97
Section 11.02   Ranking of Note Liens.......................................97
Section 11.03   Order of Application........................................98
Section 11.04   Collateral Agent............................................99
Section 11.05   Authorization of Actions to be Taken.......................100
Section 11.06   Release of Note Liens......................................100
Section 11.07   Filings, Recording and Opinions............................102
Section 11.08   Amendment of Security Documents............................103

                                   ARTICLE 12.
                                NOTE GUARANTEES

Section 12.01   Guarantee..................................................104
Section 12.02   Limitation on Guarantor Liability..........................105
Section 12.03   Execution and Delivery of Note Guarantee...................105
Section 12.04   Subsidiary Guarantors May Consolidate, etc.,
                  on Certain Terms.........................................106
Section 12.05   Releases...................................................107
Section 12.06   Restrictions on Enforcement by Subsidiaries................108
Section 12.07   Effectiveness of Note Guarantees...........................108
Section 12.08   Canadian Guarantors........................................108

                                   ARTICLE 13.
                           SATISFACTION AND DISCHARGE

Section 13.01   Satisfaction and Discharge.................................108
Section 13.02   Application of Trust Money.................................109

                                   ARTICLE 14.
                              REGISTRATION RIGHTS

Section 14.01   Filing of Registration Statement...........................110
Section 14.02   Registration Rights........................................111

                                   ARTICLE 15.
                                 MISCELLANEOUS

Section 15.01   Trust Indenture Act Controls...............................112
Section 15.02   Notices....................................................112
Section 15.03   Communication by Holders of Notes with Other Holders
                  of Notes.................................................113
Section 15.04   Certificate and Opinion as to Conditions Precedent.........114
Section 15.05   Statements Required in Certificate or Opinion..............114
Section 15.06   Rules by Trustee and Agents................................114
Section 15.07   No Personal Liability of Directors, Officers, Employees
                  and Stockholders.........................................114
Section 15.08   Governing Law..............................................114
Section 15.09   No Adverse Interpretation of Other Agreements..............115
Section 15.10   Successors.................................................115
Section 15.11   Severability...............................................115
Section 15.12   Judgment Currency..........................................115
Section 15.13   Counterpart Originals......................................115
Section 15.14   Table of Contents, Headings, etc...........................115

                                    EXHIBITS

Exhibit A1 FORM OF NOTE
Exhibit A2 FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B  FORM OF CERTIFICATE OF TRANSFER
Exhibit C  FORM OF CERTIFICATE OF EXCHANGE
Exhibit D FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR Exhibit E FORM OF NOTE GUARANTEE
Exhibit F  FORM OF SUPPLEMENTAL INDENTURE

         INDENTURE dated as of February 18, 2004 among JII Holdings, LLC, a Delaware limited liability company (the "Company"), JII Holdings Finance Corporation, a Delaware corporation ("JII Finance" and together with the Company, the "Issuers"), Jordan Industries, Inc., a Delaware corporation ("Jordan"), as initial guarantor, and U.S. Bank National Association, as trustee (the "Trustee").

         The Issuers, Jordan and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 13% Senior Secured Notes due 2007 (the "Notes"):

All references in this Indenture to Subsidiary Guarantors and Subsidiary Guarantees are provided to indicate the provisions that will apply in respect of the Subsidiary Guarantors and Subsidiary Guarantees after the date, if any, on which the Subsidiary Guarantees are provided. For all purposes prior to the Guarantee Date, if any, unless otherwise indicated, references in this Indenture to Subsidiary Guarantors shall be to Restricted Subsidiaries of the Company and all references to Guarantors shall be to Jordan and the Restricted Subsidiaries of the Company.

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01      Definitions.

         "90%-owned Restricted Subsidiary" means any Restricted Subsidiary of the Company, 90% or more of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by the Company or the Company and one or more Wholly-Owned Restricted Subsidiaries of the Company.

         "144A Global Note" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Acquired Debt" means, with respect to any specified Person:

               (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

               (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Act of Required Noteholders" means, as to any matter at any time, a direction in writing delivered to the Collateral Agent by or with the written consent of the Holders of a majority in aggregate outstanding principal amount of Notes then outstanding. For this purpose, Note Debt registered in the name of, or beneficially owned by, either Issuer or any of their Affiliates will be deemed not to be outstanding.

         "Additional Notes" means an unlimited principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections
2.02 and 4.09 hereof, as part of the same class as the Initial Notes.

         "Affiliate" means any of the following: (1) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company; (2) any spouse, immediate family member or other relative who has the same principal residence as any person described in clause
(1) above, (3) any trust in which any such Persons described in clause (1) or
(2) above has a beneficial interest, and (4) any Person of which any such Persons described above collectively are the Beneficial Owners of 50% or more of the equity of such Persons. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise and the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

         "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 hereof and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

                  (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

         Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

                  (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

                  (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

                  (4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

                  (5) the sale or other disposition of cash or Cash Equivalents;

                  (6) the granting of any Permitted Lien;

                  (7) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

                  (8) the issuance of Equity Interests of the Company or a Restricted Subsidiary to its respective directors or employees; provided, that in the case of a Restricted Subsidiary, such entity remains a 90%-owned Restricted Subsidiary;

                  (9) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the Fair Market Value thereof as determined in accordance with GAAP; provided, that the aggregate amount of cash received in connection with all such sales since the date of this Indenture is equal to at least 75% of the aggregate Fair Market Value of such accounts receivable and related assets, as determined in accordance with GAAP, sold since the date of this Indenture, it being understood that, for the purposes of this clause (9), notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction;

                  (10) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction; and

                  (11) Permitted Payments to Parent.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "Person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "Person" will be deemed to have beneficial ownership of all securities that such "Person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means, with respect to:

                  (1) a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2) a partnership, the board of directors of the general partner of the partnership;

                  (3) a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

                  (4) any other Person, the board or committee of such Person serving a similar function.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

         "Cash Equivalents" means:

                  (1) United States dollars and, in respect of any Foreign Subsidiary, foreign currencies used by such Foreign Subsidiary in the ordinary course of its business;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and, in each case, maturing within six months after the date of acquisition; and

                  (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "Change of Control" means the occurrence of any of the following:

                  (1) the Jordan Stockholders shall fail to be the Beneficial Owners, directly or indirectly, of at least 22% of the outstanding shares of common stock of Jordan on a fully-diluted basis (provided, that the issuance of any shares of Jordan's common stock pursuant to a primary public offering shall not be considered to have diluted such percentage ownership);

                  (2) Jordan is merged or consolidated with another corporation, or all or substantially all of the assets of Jordan are sold, leased or conveyed to another Person, and the Jordan Stockholders are not the Beneficial Owners, directly or indirectly, immediately following such transaction, of at least 22% of the Equity Interests (which are entitled to vote in the election of directors or other governing body) of the corporation surviving any such consolidation or merger, or the Person to which such sale, lease or conveyance shall have been made; provided, that following any such transaction no other "person" (as such term is used in Section 13(d) of the Exchange Act) is the Beneficial Owner of more of the Equity Interests (which are entitled to vote in the election of directors or other governing body) than the Jordan Stockholders;

                  (3) either of the Issuers or Jordan is liquidated or dissolved;

                  (4) after an initial public offering of the Company or any direct or indirect parent of the Company, the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

                  (5) the first day on which Jordan ceases to own at least 80% of the outstanding Equity Interests of the Company, Beneficially and of record;

                  (6) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than a Jordan Stockholder; or

                  (7) the first day on which the Company fails to own 100% of the issued and outstanding Equity Interests of JII Finance.

         "Clearstream" means Clearstream Banking, S.A.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means all present and future properties and assets of the Company or any other Obligor upon which a security interest is granted to secure Note Obligations pursuant to the Security Documents, other than Excluded Assets.

         "Collateral Agent" means the Trustee in its capacity as Collateral Agent under the Security Documents together with its successors in such capacity.

         "Company" means JII Holdings, LLC, a Delaware limited liability company, and any and all successors thereto.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

                  (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                  (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

                  (4) depreciation, amortization (including amortization of intangibles, such as, but not limited to, inventory write-ups and goodwill, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

                  (5) payments pursuant to Incentive Arrangements not to exceed $1.0 million in any four-quarter period, to the extent such payments pursuant to Incentive Arrangements were deducted in computing such Consolidated Net Income; plus

                  (6) non-capitalized transaction costs incurred in connection with financing acquisitions or dispositions (including, but not limited to, financing and refinancing fees) to the extent deducted in computing such Consolidated Net Income; minus

                  (7) non-cash items increasing such Consolidated Net Income for such period, other than (a) the accrual of revenue in the ordinary course of business and (b) reversals of prior accruals and reserves for cash items previously excluded from Consolidated Cash Flow pursuant to clause (4) of this definition.

in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

                  (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of such Person;

                  (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than the Credit Agreement), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (3) the cumulative effect of a change in accounting principles will be excluded;

                  (4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

                  (5) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 shall be excluded;

                  (6) any extraordinary or nonrecurring charges relating to any premium or penalty paid, write-off of deferred financing costs, or other charges incurred in connection with redeeming or retiring any Indebtedness prior to its stated maturity shall be added back to Consolidated Net Income;

                  (7) any non-recurring charge arising out of the restructuring or consolidation of the operations of any Person or business (to the extent eligible for pro forma adjustments in accordance with Regulation S-X) either alone or together with the Company or any Restricted Subsidiary, incurred within 12 months following the acquisition of such Person or business by the Company or any Restricted Subsidiary, shall be added back to Consolidated Net Income; and

                  (8) any Permitted Payments to Parent described under clauses
         (1), (2), (7) and (8) of the definition of "Permitted Payments to Parent" in the most recent four-quarter period shall be deducted from Consolidated Net Income to the extent not already deducted from the calculation of Net Income of the Company.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who was:

                  (1) a member of such Board of Directors on the date of this Indenture; or

                  (2) nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 15.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Agreement Agent" means Congress Financial Corporation, in its capacity as Collateral Agent under the Priority Lien Security Documents, and any successor thereto in such capacity.

         "Credit Agreement" means that certain Loan and Security Agreement, dated August 16, 2001, by and among JII, LLC (formerly known as JII, Inc.), as borrower, Congress Financial Corporation (Central), as agent, Wachovia Bank, as a lender and the other financial institutions from time to time party thereto, as lenders, providing for up to $110.0 million of revolving credit based on the value of certain assets, including inventory, accounts receivable and fixed assets, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

         "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, if it continues uncured, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for the purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

         "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of either of the Issuers or Jordan or a Domestic Restricted Subsidiary.

         "equally and ratably" means, in reference to any sharing of Liens or proceeds from the enforcement of the Collateral Agent's security interests in the Collateral as among the Holders of Note Obligations, that such Liens or proceeds:

                  (1) shall be allocated and distributed first to the Trustee, for account of the Holders of Notes, ratably in proportion to the principal of and interest and premium (if any) outstanding when the allocation or distribution is made, and thereafter; and

                  (2) shall be allocated and distributed (if any such proceeds remain after payment in full of all of the principal of and interest and premium (if any) on all outstanding Note Debt) to the Trustee, for account of the Holders of any remaining Note Obligations with respect to the Notes, ratably in proportion to the aggregate unpaid amount of such remaining Note Obligations due and demanded (with written notice to the Trustee and the Collateral Agent) prior to the date such distribution is made.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock); provided, however, that Equity Interests shall not include Incentive Arrangements that do not include the issuance of Capital Stock, or warrants, options or other rights to acquire Capital Stock or obligations or payments thereunder.

         "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Notes issued in the Note Registration Exchange Offer pursuant to Section 2.06(f) hereof.

         "Exchange Offer Registration Statement" means the registration statement relating to the Note Registration Exchange Offer, including the related prospectus.

         "Excluded Assets" means:

                  (1) any lease, license, contract, property right or agreement to which the Company or any Restricted Subsidiary is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest under the Security Documents shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, that such lease, license, contract, property right or agreement shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall result and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents immediately and automatically, at such time as such consequences shall no longer result;

                  (2) any Voting Equity Interests of any Excluded Foreign Subsidiary representing more than 65% of the total outstanding voting Equity Interest of that Excluded Foreign Subsidiary;

                  (3) assets subject to Liens described in clause (7) of the definition of "Permitted Liens";

                  (4) any property or assets acquired by the Company or any of its Restricted Subsidiaries after the date of this Indenture in which the Collateral Agent does not have a perfected security interest on such acquisition date, solely to the extent the Company or such Restricted Subsidiary was not required to grant the Collateral Agent a perfected security interest therein pursuant to Section 4.19 hereof;

                  (5) at any time, any securities of a Subsidiary if, and only to the extent that, at such time, the pledge of such securities in favor of the Collateral Agent to secure the Note Obligations would trigger a requirement under Rule 3-10 or Rule 3-16 of Regulation S-X (or any other law, rule or regulation) to file separate financial statements of that Subsidiary with the SEC (or any other governmental agency);

                  (6) money, deposit accounts and letter-of-credit rights that are not supporting obligations, all as defined in Article 9 of the New York Uniform Commercial Code (except that the exclusion of money, deposit accounts and letter-of-credit rights that are not supporting obligations from the Collateral will not affect, limit or impair any security interest of the Collateral Agent in any proceeds of Collateral at any time held as money, held on deposit in any deposit account or constituting letter-of-credit rights); provided, that in the event, and to the extent, that, after the date of this Indenture, the security interest granted therein may be perfected by the filing of a financing statement, money, deposit accounts and letter-of-credit rights that are not supporting obligations shall cease to be Excluded Assets;

                  (7) at any time, property that is excluded from the coverage of Article 9 of the New York Uniform Commercial Code or in respect of which a security interest created thereunder may not then be perfected by the filing of a financing statement and that has, in the good faith judgment of the Issuers, an aggregate Fair Market Value, for all such property, of less than $2.5 million (except that the exclusion of such property from the Collateral will not affect, limit or impair any security interest of the Collateral Agent in any proceeds of Collateral at any time held as personal property of a type that is excluded from the coverage of Article 9 of the New York Uniform Commercial Code or in respect of which a security interest created thereunder may not be perfected by the filing of a financing statement); and

                  (8) any asset or property owned by the Company or any Restricted Subsidiary on the date of this Indenture, in which the Priority Lien Collateral Agent, as of the date of this Indenture, has not been granted a perfected security interest to secure any Priority Lien Obligations, including, without limitation, any interests in real property leased by the Company or any of its Restricted Subsidiaries and copyrights; provided, that, if the Priority Lien Collateral Agent holds an unperfected security interest in any such asset or property, such asset or property shall be an "Excluded Asset" only with respect to the requirement that the security interest of the Collateral Agent therein securing Note Obligations be perfected;

provided, that any property in which the Company or any other Obligor is required to grant a security interest in favor of the Collateral Agent to secure the Note Obligations pursuant to Section 4.12(c) hereof shall not be an Excluded Asset.

         "Excluded Foreign Subsidiary" means, at any time, any Foreign Subsidiary that is (or is treated as) for United States federal income tax purposes either a (1) corporation or (2) pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation.

         "Existing Indebtedness" means up to $40.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

         "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

         "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X) as if they had occurred on the first day of the four-quarter reference period;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

                  (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

                  (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

                  (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, before any reduction of consolidated interest expense attributable to the application of Statement of Financial Accounting Standards No. 15, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments (excluding interest payable in kind on Existing Indebtedness payable to Jordan), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, but excluding amortization of debt issuance costs; plus

                  (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                  (4) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

         "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not a Domestic Restricted Subsidiary.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d) or 2.06(f) hereof.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

         "Guarantee Date" means the first date, if any, on which all the Domestic Restricted Subsidiaries (other than JII Finance, any Immaterial Subsidiary or any Receivables Subsidiary) guarantee the Notes and the other Note Obligations pursuant to Section 4.23 or voluntarily thereafter.

         "Guarantors" means each of:

                  (1) Jordan;

                  (2) the Subsidiary Guarantors (as defined in Section 1 of this Indenture);

                  (3) any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture;

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

                  (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

                  (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

         "Holder" means a Person in whose name a Note is registered.

         "IAI Global Note" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

         "Immaterial Subsidiary" means any Domestic Restricted Subsidiary for so long as such Restricted Subsidiary's total assets are less than $2.0 million and whose total Consolidated Cash Flow for the most recent four-quarter period does not exceed $500,000; provided, that a Restricted Subsidiary will not be considered an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness (other than Senior
Debt) of the Company or a Restricted Subsidiary of the Company.

         "Incentive Arrangements" means any earn-out agreements, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of Persons or businesses by the Company or its Restricted Subsidiaries or the retention of executives, officers or employees by the Company or its Restricted Subsidiaries.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

                  (1) in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3) in respect of banker's acceptances;

                  (4) representing Capital Lease Obligations;

                  (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

                  (6) representing any net Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, but shall not include any Incentive Arrangements or obligations or payments thereunder.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Independent Director" means a natural Person that is not at the time of appointment and has not been at any time during the preceding five years and will not be at any time during his service as a director a:

                  (1) direct or indirect, legal or Beneficial Owner of any Equity Interests of Jordan;

                  (2) director, officer, employee, manager, contractor or partner of Jordan;

                  (3) customer, supplier or creditor of Jordan;

                  (4) Person who controls, whether directly or indirectly or otherwise, Jordan or any Person described in clauses (1), (2) or (3) above; or

                  (5) member of the immediate family of any Person described in clauses (1), (2), (3) or (4) above.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means the first $173,333,300 aggregate principal amount of Notes issued under this Indenture on the date hereof.

         "Insolvency or Liquidation Proceeding" means any:

                  (1) case commenced by or against the Company or any other Obligor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Obligor, any receivership or assignment for the benefit of creditors relating to the Company or any other Obligor or any similar case or proceeding relative to the Company or any other Obligor or its creditors, as such, in each case whether or not voluntary;

                  (2) liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

                  (3) other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date of this Indenture, between the Collateral Agent and the Priority Lien Collateral Agent, as amended, supplemented or otherwise modified from time to time.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

         "JI Services Agreement" means the Properties Services Agreement, dated as of July 25, 1997, among JI Properties, Inc., Jordan and each of Jordan's subsidiaries, as in effect on the date of this Indenture.

         "JII Exchange Offer" means the offer to exchange all outstanding Old JII Notes for the Notes.

         "JII, LLC" means JII, LLC, a Delaware limited liability company.

         "Jordan" has the meaning assigned to it in the preamble to this Indenture.

         "Jordan Guaranty" means the Guarantee by Jordan of the Issuers' obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

         "Jordan Stockholders" means John W. Jordan, II, and/or his heirs, executors and administrators, and/or The John W. Jordan, II Revocable Trust, The Jordan Family Trust and/or any other trust established by John W. Jordan, II whose beneficiaries are John W. Jordan, II and/or his lineal descendants or other relatives.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Lenders" means, at any time, the parties then holding (or committed to provide) loans, letters of credit or other extensions of credit or obligations that constitute (or when provided will constitute) Priority Lien Obligations.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Note Registration Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Management Agreement" means the New TJC Management Consulting Agreement, dated as of July 25, 1997, between TJC Management Corp. and Jordan, as in effect on the date of this Indenture.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred equity dividends, excluding, however:

                  (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs and payments relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                  (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

                  (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Note Debt" means:

                  (1) the Notes; and

                  (2) any Additional Notes that are permitted to be issued under Section 4.09 hereof;

provided, that the satisfaction of the requirement in clause (2) shall be conclusively established, for purposes of entitling the Holders of such Note Debt to share equally and ratably with the other Holders of Note Obligations in the benefits and proceeds of the Collateral Agent's security interests in the Collateral, if the Company delivers to the Collateral Agent an Officers' Certificate stating that such requirement has been satisfied and that such Note Debt constitutes "Note Obligations", and the Holders of such Note Debt and Obligations in respect thereof will be entitled to rely conclusively thereon.

         "Note Documents" means, collectively, this Indenture, the Notes (including any Additional Notes), the Note Guarantees, the Security Documents and all agreements governing, securing or relating to any Note Obligations (other than the Intercreditor Agreement).

         "Note Guarantee" means the Guarantee by each Guarantor guaranteeing or required to guarantee the Notes of the Issuers' obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

         "Note Lien" means a Lien granted pursuant to a Security Document by the Company or any other Obligor to the Collateral Agent (or any other Holder, or representative of Holders, of Note Obligations) upon any property or assets of the Company or such other Obligor to secure Note Obligations.

         "Note Obligations" means Note Debt and all other Obligations in respect thereof.

         "Note Registration Exchange Offer" means the registration by the Issuers and the Guarantors then guaranteeing the Notes, under the Securities Act, of the Exchange Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Issuers and the Guarantors then guaranteeing the Notes will offer the holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such Note Registration Exchange Offer by such holders.

         "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

         "Obligations" means in respect of Priority Lien Documents or Note
Documents:

                  (1) any principal (including reimbursement obligations with respect to letters of credit whether or not drawings have been made thereon), interest (including any interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the maturity of the Indebtedness thereunder or during the existence of an event of default and any reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Secured Debt Document;

                  (2) the obligation to pay an amount equal to all damages that a court shall determine any Holder of the applicable Secured Debt has suffered by reason of a breach by the applicable obligor thereunder of any obligation, covenant or undertaking with respect to any applicable Secured Debt Document; and

                  (3) any net obligations of the obligor under any applicable Secured Debt Document to any Holder of Secured Debt (or any representative on its behalf) or any Affiliate thereof under any Hedging Obligations in respect of interest rates or currency exchange rates.

         "Obligor" means Jordan, the Company, JII Finance, and each Subsidiary of the Company that at any time is directly obligated, guarantees and/or provides collateral security or credit support for any Note Obligations or Priority Lien Obligations, as the case may be.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 15.05 hereof.

         "Old JII Notes" means each of

                  (1) the 10?% Series B Senior Notes due 2007 of Jordan (Cusip No. 480695AJ4); and

                  (2) the 10?% Series D Senior Notes due 2007 of Jordan (Cusip No. 480695AN5).

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
15.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Permitted Investments" means:

                  (1) any Investment in the Company or in a Subsidiary Guarantor or an Immaterial Subsidiary;

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                      (a) such Person becomes a Subsidiary Guarantor or an
                  Immaterial Subsidiary; or

                      (b) such Person is merged, consolidated or amalgamated
                  with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary Guarantor or an Immaterial Subsidiary;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

                  (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (6) any Investments received in compromise or resolution of
         (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

                  (7) Investments represented by Hedging Obligations;

                  (8) Investments in stock, obligations or securities in the ordinary course of business received in compromise of obligations owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (9) Investments in any Person to the extent that such Investments consist of lease, utility and workers' compensation, performance or other similar deposits made in the ordinary course of business;

                  (10) endorsements of instruments for collection or deposit in the ordinary course of business;

                  (11) Investments outstanding on the date of this Indenture;

                  (12) Investments in cash collateral pledged to the Credit Agreement Agent or deposited in a concentration account pursuant to the terms of the Credit Agreement;

                  (13) to the extent permitted by law, loans or advances to employees made in the ordinary course of business of the Company or the Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $500,000 at any one time outstanding;

                  (14) repurchases of the Notes;

                  (15) other Investments in any Person other than an Affiliate of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed $5.0 million;

                  (16) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction, and any other Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided, that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction;

                  (17) Investments in Foreign Subsidiaries that conduct manufacturing, assembly, production or a similar business that is in the same line of business as any of the Company's Domestic Restricted Subsidiaries, in an aggregate principal amount not to exceed $15.0 million at any one time outstanding;

                  (18) any Investment by the Issuers in the Old JII Notes as a result of their purchase of such Old JII Notes in the JII Exchange Offer; and

                  (19) to the extent permitted under Section 4.07 hereof, Permitted Payments to Parent in the form of loans.

         "Permitted Junior Securities" means:

                  (1) Equity Interests in a Guarantor then guaranteeing the Notes; or

                  (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Note Guarantees are subordinated to the Senior Debt of such Guarantor.

         "Permitted Liens" means:

                  (1) Note Liens;

                  (2) Priority Liens;

                  (3) Liens in favor of the Company or the Subsidiary Guarantors or the Immaterial Subsidiaries;

                  (4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

                  (5) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided, that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

                  (6) Liens to secure (or obtain letters of credit that secure) the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of Section 4.09(b) hereof covering only the assets acquired with or financed by such Indebtedness and improvements thereon;

                  (8) Liens existing on the date of this Indenture;

                  (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (10) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

                  (11) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

                       (a) the new Lien shall be limited to all or part of
                  the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                       (b) the Indebtedness secured by the new Lien is not
                  increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

                  (13) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $2.5 million at any one time outstanding;

                  (14) Liens on assets of the Company or any Restricted Subsidiary incurred in connection with a Qualified Receivables Transaction;

                  (15) banker's liens, rights of set off, liens of securities intermediaries and custodians on deposit accounts and securities accounts maintained in the ordinary course of business;

                  (16) judgment Liens and Liens securing appeal bonds or letters of credit in lieu of appeal bonds in respect of judgments not otherwise giving rise to an Event of Default;

                  (17) any interest or title of a lessee or sublessee under any lease or sublease entered into by the Company or any of its Subsidiaries, as lessor or sublessor, as the case may be, in the ordinary course of business;

                  (18) consignments of inventory or other goods by the Company or any of its Subsidiaries entered into in the ordinary course of business; and

                  (19) Liens to secure (or obtain letters of credit that secure) the performance of bids, leases, purchase, construction or sales contracts and other similar obligations, in each case, not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property.

         "Permitted Payments to Parent" means, without duplication as to amounts:

                  (1) payments to Jordan to permit Jordan to pay franchise taxes and other fees required to maintain Jordan's existence;

                  (2) payments to Jordan to permit Jordan to pay reasonable operating, accounting, legal and administrative expenses of Jordan when due, all costs and expenses of Jordan with respect to filings with the SEC and all directors fees and expenses;

                  (3) payments to Jordan to permit Jordan to pay interest when due on up to $6.0 million aggregate principal amount of Senior Subordinated Debentures which are as of the date of this Indenture held by Persons other than Affiliates of the Company;

                  (4) payments to Jordan to permit Jordan to pay interest when due on the Old JII Notes not exchanged for Notes in the JII Exchange Offer;

                  (5) for so long as the Company is a member of a group filing a consolidated or combined tax return with Jordan, payments to Jordan in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries. Such payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that Jordan actually owes to the appropriate taxing authority. Such payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of Jordan's receipt of such payments or refunded to the Company;

                  (6) amounts in respect of the repurchase or redemption of Jordan's common stock pursuant to the terms of the several restricted stock agreements, dated as of February 25, 1988, between Jordan and each of Thomas H. Quinn, Jonathan F. Boucher and John R. Lowden, the restricted stock agreement, dated as of January 1, 1992, between Jordan and each of Jonathan F. Boucher, Adam Max and Thomas Quinn, and the restricted stock agreement, dated as of May 16, 1997, between Jordan and Thomas Quinn, in each case, as amended or supplemented, up to an aggregate amount not to exceed $7.5 million;

                  (7) Jordan directors' fees in an annual aggregate amount not to exceed $250,000; and

                  (8) advances to Jordan not to exceed $1.0 million at any time outstanding for the payment of expenses of TJC Management Corporation; provided, that such advances are repaid in full within 60 days.

provided, however, that no payments shall be made under clauses (1) through (8) of the definition of "Permitted Payments to Parent" to pay Jordan or any of its Affiliates any investment banking or any other similar advisory fees.

         "Permitted Prior Liens" means:

                  (1) Liens described in clauses (2), (4), (5), (6) (but only to the extent such Liens secure security or appeal bonds), (8), (12) (but only to the extent the Indebtedness being refinanced thereunder is, at the time of such refinancing, secured by a Permitted Prior Lien), (14) and (16) (excluding judgment Liens) of the definition of "Permitted Liens"; provided, that, in the case of Liens described in such clauses
         (6) and (16) securing surety or appeal bonds or letters of credit in lieu of appeal bonds in respect of judgments not otherwise giving rise to an Event of Default, such Liens consist of cash collateralization for the benefit of the Person providing the surety or appeal bond or letter of credit, as the case may be, of an amount not to exceed the lower of (1) 108% of the aggregate amount of the underlying obligation or judgment, as the case may be, and (2) the percentage of the aggregate amount of the underling obligation or judgment, as the case may be, required to obtain the surety or appeal bond or letter of credit;

                  (2) Liens described in clause (15) of the definition of "Permitted Liens" to the extent entitled by law to priority over the security interests created by the Security Documents; and

                  (3) Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents (including, without limitation, any such Liens satisfying the requirements of this clause (3) and arising under clauses (6), (10), or, in the case of judgment Liens, clause (16), of the definition of "Permitted Liens").

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

                  (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

                  (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Priority Lien" means a Lien granted pursuant to a Priority Lien Document by the Company or any other Obligor to any holder, or representative of holders, of Priority Lien Obligations upon any property or assets of the Company or such other Obligor to secure Priority Lien Obligations.

         "Priority Lien Collateral Agent" means the Credit Agreement Agent or, after all Priority Lien Obligations in respect of the Credit Agreement have been repaid in full, a single representative of all holders of Priority Liens most recently designated by the Company in an Officers' Certificate delivered to the Trustee and Collateral Agent or the successor of such representative in its capacity as such.

         "Priority Lien Debt" means:

                  (1) the principal of and interest on Indebtedness under the Credit Agreement which, when advanced (or, in the case of any reimbursement obligation for a letter of credit issued under the Credit Agreement, when such letter of credit was issued), either (a) was permitted to be incurred by clause (1) of the definition of "Permitted Debt" or (b) was advanced (or, in the case of any such reimbursement obligation, relates to a letter of credit that was issued) upon delivery to the Trustee, the Collateral Agent and the Credit Agreement Agent of an Officers' Certificate to the effect that such Indebtedness was permitted to be incurred by clause (1) of the definition of "Permitted Debt," including without limitation any such Indebtedness incurred in any Insolvency or Liquidation Proceeding to the extent permitted by clause (1) of the definition of "Permitted Debt"; and

                  (2) the principal of and interest on Indebtedness under any Credit Facility other than the Credit Agreement to the extent such Indebtedness was permitted to be incurred by clause (1) of the definition of "Permitted Debt" and by the Credit Agreement but only if on or before the day on which such Indebtedness was incurred by the Company or any of its Restricted Subsidiaries such Indebtedness is designated by the Company, in an Officers' Certificate delivered to the Trustee, the Collateral Agent and the Credit Agreement Agent on or before such date, as Priority Lien Debt for the purposes of this Indenture;

provided, that no Indebtedness under the Credit Agreement or any other Credit Facility that, pursuant to an agreement executed by or on behalf of the Lenders, is contractually subordinated in right of payment to any other Indebtedness incurred other than pursuant to the Credit Agreement or other Credit Facility by the Company or any of its Subsidiaries shall constitute Priority Lien Debt.

         "Priority Lien Documents" means the Credit Agreement, the Priority Lien Security Documents and all other agreements governing, securing or relating to any Priority Lien Obligations (other than the Intercreditor Agreement).

         "Priority Lien Obligations" means the Priority Lien Debt and all other Obligations of JII, LLC or any other Obligor under the Priority Lien Documents.

         "Priority Lien Security Documents" means one or more security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust or other grants or transfers for security executed and delivered by any of the Company or any other Obligor creating (or purporting to create) a Lien upon property owned or to be acquired by the Company or any other Obligor in favor of any holder or holders of Priority Lien Debt, or any trustee, agent or representative acting for any such holders, as security for any Priority Lien Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

         "Receivables Subsidiary" means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest and premium on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse (except as would not affect the treatment of such Qualified Receivables Transaction, in the Opinion of Counsel to such Receivables Subsidiary, a copy of which is promptly delivered to the Trustee, as a "true sale" for accounting purposes) to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding that are not related to any Qualified Receivables Transactions, other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, and other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

         "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Regulation S-X" means Regulation S-X promulgated under the Securities Act.

         "Representative" means this Indenture trustee or other trustee, agent or representative for any Senior Debt.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated under the Securities Act.

         "Sale of Collateral" means any Asset Sale involving a sale or other disposition of Collateral.

         "SEC" means the Securities and Exchange Commission.

         "Secured Debt" means Note Debt and Priority Lien Debt.

         "Secured Debt Document" means the Note Documents and the Priority Lien Documents.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Documents" means one or more security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating (or purporting to create) a Note Lien upon Collateral in favor of the Collateral Agent as security for any Note Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with their terms.

         "Senior Debt" means:

                  (1) all Indebtedness of a Guarantor outstanding under the Credit Facilities and all Hedging Obligations with respect thereto; and

                  (2) all obligations with respect to the items listed in the preceding clause (1).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

                  (1) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

                  (2) any intercompany Indebtedness of such Guarantor or any of its Subsidiaries to such Guarantor or any of its Affiliates;

                  (3) any trade payables;

                  (4) the portion of any Indebtedness that is incurred in violation of this Indenture; or

                  (5) Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b)(1) of the Bankruptcy Code.

         "Senior Subordinated Debentures" means the 11 3/4% Senior Subordinated Discount Debentures due 2009 of Jordan.

         "Shelf Registration Statement" means a shelf registration statement filed with the SEC pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, as such Regulation is in effect on the date of this Indenture.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness (for Existing Indebtedness, as of the date of this Indenture), and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person, any:

                  (1) corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "Subsidiary Guarantee" means the guarantee of the Notes by a Subsidiary Guarantor (as defined in Section 1 of this Indenture) executed pursuant to the provisions of this Indenture.

         "Subsidiary Guarantors" means:

                  (1) the Company's direct and indirect Domestic Restricted Subsidiaries existing on the Guarantee Date, other than the Immaterial Subsidiaries, Receivables Subsidiaries and JII Finance; and

                  (2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture.

         "TIA" means the Trust Indenture Act of 1939, as amended.

         "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

         "Unasserted Contingent Obligations" means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time (except (i) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness, (ii) contingent obligations to reimburse the issuer of an outstanding letter of credit for amounts that may be drawn or paid thereunder and (iii) any such contingent claims or demands as to which the Priority Lien Collateral Agent or any holder of Priority Lien Obligations has then notified the Company).

         "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

         "Unrestricted Subsidiary" means any Subsidiary of the Company, other than JII Finance, that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

                  (1) has no Indebtedness other than Non-Recourse Debt;

                  (2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

         "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

         "Voting Equity Interests" means Equity Interest which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

         "Wholly-Owned Restricted Subsidiary" of any specified Person means a Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

Section 1.02      Other Definitions.
                                                                  Defined in
        Term                                                        Section
        ----                                                        -------
        "Affiliate Transaction".................................     4.11
        "Agreed Currency".......................................     15.12
        "Asset Sale Offer"......................................     3.09
        "Authentication Order"..................................     2.02
        "Canadian Guarantor" ...................................     12.08
        "Change of Control Offer"...............................     4.15
        "Change of Control Payment".............................     4.15
        "Change of Control Payment Date"........................     4.15
        "Covenant Defeasance"...................................     8.03
        "DTC"...................................................     2.03
        "Effectiveness Target Date" ............................     14.02
        "Event of Default"......................................     6.01
        "Excess Proceeds".......................................     4.10
        "Excluded Assets".......................................     4.12
        "incur".................................................     4.09
        "Jordan Funds"..........................................     4.25
        "Legal Defeasance"......................................     8.02
        "Liquidated Damages"....................................     14.02
        "losses"................................................     4.20
        "Offer Amount"..........................................     3.09
        "Offer Period"..........................................     3.09
        "Other Currency"........................................     15.12
        "Paying Agent"..........................................     2.03
        "Permitted Debt"........................................     4.09
        "Payment Blockage Notice"...............................     10.03
        "Payment Default" ......................................     6.01
        "Purchase Date".........................................     3.09
        "Registrar".............................................     2.03
        "Registration Default" .................................     14.02
        "Restricted Payments"...................................     4.07
        "Transfer Restricted Securities"........................     14.01

Section 1.03      Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "will" and "shall" will both be interpreted to express commands;

                  (6) provisions apply to successive events and transactions;
         and

                  (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01 Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $700 and integral multiples thereof.

         The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, Jordan and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

                  (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

                  (2) an Officers' Certificate from the Issuers.

         Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (3) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearsteam.

Section 2.02      Execution and Authentication.

         At least one Officer must sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

         A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee will, upon receipt of a written order of the Issuers signed by one Officer of each of the Issuers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount that may be validly issued under this Indenture, including any Additional Notes.

         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03      Registrar and Paying Agent.

         The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04      Paying Agent to Hold Money in Trust.

         The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05      Holder Lists.

         The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA ss. 312(a).

Section 2.06      Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

                  (1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary; or

                  (2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided, that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to
         (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

         Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                      (A) both:

                               (i) a written order from a Participant or an
                      Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                               (ii) instructions given in accordance with
                      the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                      (B) both:

                               (i) a written order from a Participant or an
                      Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
                      Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                               (ii) instructions given by the Depositary to
                      the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Note Registration Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee will take delivery in the form
                  of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(2) above and:

                           (A) such exchange or transfer is effected pursuant to the Note Registration Exchange Offer in accordance with Article 14 and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate
                  (as defined in Rule 144) of either of the Issuers;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with Article 14 hereof;

                           (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with Article 14 hereof; or

                           (D)      the Registrar receives the following:

                                    (i) if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (ii) if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred
                  to one of the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to
         (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Note Registration Exchange Offer in accordance with
                  Article 14 hereof and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with Article 14 hereof;

                           (C) such transfer is effected by a broker-dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with Article 14 hereof; or

                           (D) the Registrar receives the following:

                                    (i) if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (ii) if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such Restricted Definitive Note is being
                  transferred to one of the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Note Registration Exchange Offer in accordance with
                  Article 14 hereof and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of either of the Issuers;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration  Statement in accordance with Article 14 hereof;

                           (C) such transfer is effected by a broker-dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with Article 14 hereof; or

                           (D) the Registrar receives the following:

                                    (i) if the Holder of such Definitive Notes
                           proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (ii) if the Holder of such Definitive Notes
                           proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B),
         (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
                  (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Note Registration Exchange Offer in accordance with
                  Article 14 hereof and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of either of the Issuers;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with Article 14 hereof;

                           (C) any such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with Article 14 hereof; or

                           (D)     the Registrar receives the following:

                                   (i) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                   (ii) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Note Registration Exchange Offer. Upon the occurrence of the Note Registration Exchange Offer in accordance with Article 14 hereof, the Issuers will issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee will authenticate:

                  (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Note Registration Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not broker-dealers,
         (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

                  (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Note Registration Exchange Offer.

         Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

             (1)  Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below,
             each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARIES OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR
(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S, OR TRANSFER AGENT'S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT."

                           (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraphs (b)(4),
                  (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this
                  Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

                  (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATES NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

                  (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                  (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (5) Neither the Registrar nor the Issuers will be required:

                           (A) to issue, to register the transfer of or to
                  exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                           (B) to register the transfer of or to exchange any
                  Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note
                  between a record date and the next succeeding interest payment date.

                  (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

                  (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07      Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because either of the Issuers or any of their Affiliates holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09      Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10      Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11      Cancellation.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest.

         If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01      Notices to Trustee.

         If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 35 days but not more than 65 days before a redemption date, an Officers' Certificate setting forth:

                  (1) the clause of this Indenture pursuant to which the redemption shall occur;

                  (2) the redemption date;

                  (3) the principal amount of Notes to be redeemed; and

                  (4) the redemption price.

Section 3.02      Selection of Notes to Be Redeemed or Purchased.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

                  (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

                  (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

         In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

         The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $700 or whole multiples of $700; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $700, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03      Notice of Redemption.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 13 of this Indenture.

         The notice will identify the Notes to be redeemed and will state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

                  (4) the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuers' request, the Trustee will give the notice of redemption in the Issuers' names and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.
         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05      Deposit of Redemption or Purchase Price.

         One Business Day prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

         If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06      Notes Redeemed or Purchased in Part.

         Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07      Optional Redemption.

         (a) At any time prior to January 1, 2005, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 113.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a contribution to the Company's common equity capital made with the net cash proceeds of a concurrent offering of Equity Interests by Jordan; provided, that:

                  (1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Issuers and their Affiliates) remains outstanding immediately after the occurrence of such redemption; and

                  (2) the redemption must occur within 45 days of the date of the closing of such sale of Equity Interests.

         Except pursuant to this Section 3.07(a), the Notes will not be redeemable at the Issuers' option prior to January 1, 2005.

         (b) On or after January 1, 2005, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

        Year                                                Percentage
        ----                                                ----------
        2005...............................................  106.500%
        2006...............................................  103.250%
        2007 and thereafter................................  100.000%

                  Unless either of the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

        (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08      Mandatory Redemption.

         The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09      Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), they will follow the procedures specified below.

         The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

                  (1) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

                  (2) the Offer Amount, the purchase price and the Purchase
         Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $700 only;

                  (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuers will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $700, or integral multiples thereof, will be purchased); and

                  (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01      Payment of Notes.

         The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in Article 14 hereof.

         The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02      Maintenance of Office or Agency.

         The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03      Reports.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations all:

                  (1) quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such reports; and

                  (2) current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

         All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuers' consolidated financial statements by the Issuers' certified independent accountants. In addition, following the consummation of the Note Registration Exchange Offer, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on their website within those time periods. The Issuers will at all times comply with TIA ss. 314(a).

         (b) If, at any time after consummation of the Note Registration Exchange Offer, the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in Section 4.03(a) above with the SEC within the time periods specified in Section 4.03(a) above unless the SEC will not accept such a filing. The Issuers will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuers' filings for any reason, the Issuers will post the reports referred to in Section 4.03(a) above on their website within the time periods that would apply if the Issuers were required to file those reports with the SEC.

         (c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

         (d) For so long as any Notes remain outstanding, the Issuers and the Guarantors then guaranteeing the Notes will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (e) For so long as Jordan is a Guarantor that guarantees the Notes, the requirements of this Section 4.03 may be satisfied by the filing of, within the time periods specified in Section 4.03(a) above, the reports and financial information required by the preceding paragraphs with respect to Jordan; provided, that Jordan also files the financial statements and information required under Rule 3-10 of Regulation S-X; and provided, further that the quarterly and annual financial information to be filed by Jordan and required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuers and their Restricted Subsidiaries separate from the financial condition and results of operations of Jordan.

Section 4.04      Compliance Certificate.

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents, and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Issuers independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05      Taxes.

         The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

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Section 4.06  Stay, Extension and Usury Laws.

         Each Issuer and each of the Guarantors covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or the Collateral Agent, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07  Restricted Payments.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

              (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

              (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

              (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness (A) of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof or (B) of Jordan or any of its Affiliates (other than a Restricted Subsidiary of the Company);

              (4)    make any Restricted Investment; or

              (5) make any payments to Jordan or to any Person of which either Issuer is a direct or indirect Subsidiary (all such payments and other actions set forth in these clauses (1) through (5) above being collectively referred to as "Restricted Payments");

         unless, at the time of and after giving effect to such Restricted
         Payment:

                  (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding in all cases Restricted Payments permitted by clauses (2), (3), (4), (6) and (7) of the next succeeding paragraph, except, with respect to clause (7), Restricted Payments of the type described under clause (6) of the definition of "Permitted Payments to Parent"), is less than the sum, without duplication, of:

                           (A) 50% of the Consolidated Net Income of the Company
                  for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                           (B) 100% of the aggregate net cash proceeds received
                  by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

                           (C) to the extent that any Restricted Investment that
                  was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

                           (D) to the extent that any Unrestricted Subsidiary of
                  the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture; plus

                           (E) 50% of any dividends received by the Company or a
                  Subsidiary Guarantor after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period; plus

                           (F) $5.0 million.

         (b) The provisions of Section 4.07(a) above will not prohibit:

                  (1) so long as no Default has occurred and is continuing or would be caused thereby, the payment of any dividend within 60 days after the date of declaration of the dividend if at the date of declaration, the dividend would have complied with the provisions of this Indenture;

                  (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause
         (3)(b) of Section 4.07(a) above;

                  (3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

                  (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis (other than to an Affiliate of the Company that is not a Restricted Subsidiary of the Company);

                  (5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Jordan, the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of Jordan, the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.5 million in any twelve-month period;

                  (6) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Fixed Charge Coverage Ratio test described in Section 4.09 hereof;

                  (7) so long as no Default has occurred and is continuing or would be caused thereby (other than with respect to Restricted Payments of the type described under clauses (1), (2), (5) and (7) of the definition of "Permitted Payments to Parent"), Permitted Payments to Parent (which Permitted Payments to Parent may be made either by a dividend, loan, advance or repayment of Indebtedness);

                  (8) payments under the JI Services Agreement; and

                  (9) the repurchase of Equity Interests of the Company or any of its Restricted Subsidiaries deemed to occur upon the exercise of stock options upon surrender of Equity Interests to pay the exercise price of such options.

         (c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $7.5 million, a copy of which must be promptly delivered to the Trustee.

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

Section 4.08     Dividend and Other Payment Restrictions Affecting Subsidiaries.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         (b) The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

                  (1) any Credit Facilities as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such Credit Facilities; provided, that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings: (A) are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement on the date of this Indenture or otherwise contain encumbrances and restrictions that apply only in the event of and during the continuance of a payment default or a default with respect to a financial ratio covenant contained in such Credit Facilities or
         (B) would not, in the reasonable opinion of the Board of Directors of the Company, impair the Company's ability to pay interest or principal on the Notes;

                  (2) this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents;

                  (3) applicable law, rule, regulation or order;

                  (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

                  (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) above;

                  (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;


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                  (8) Permitted Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (9) Liens permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements;

                  (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                  (12) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction and any agreement of a Restricted Subsidiary to transfer accounts receivable and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided, that such restrictions apply only to such Receivables Subsidiary or such Restricted Subsidiary; and

                  (13) restrictions governing secured Indebtedness otherwise permitted to be incurred under this Indenture that limit the right of the debtor to dispose of the assets securing that Indebtedness; provided, that such restrictions are not materially more restrictive, taken as a whole, with respect to limitations on the right to dispose of such assets, than those contained in the Credit Agreement on the date of this Indenture.

Section 4.09      Incurrence of Indebtedness and Issuance of Preferred Stock.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred equity; provided, however, that the Company may incur Indebtedness (including Acquired
Debt) or issue Disqualified Stock, and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred equity, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred equity had been issued, as the case may be, at the beginning of such four-quarter period.

         (b) Section 4.09(a) above will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (1) the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder and Hedging

         Obligations being deemed to have a principal amount equal to the net obligations of the Company and its Restricted Subsidiaries thereunder from time to time) not to exceed the greater of:

                           (A) from the date of this Indenture through August
                  31, 2004, $80.0 million, from September 1, 2004 through May 31, 2005, $60.0 million, from June 1, 2005 through February 28, 2006, $40.0 million, and from and after March 1, 2006, $30.0 million, in each case less 75% of the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the date of this Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility pursuant to Section 4.10 hereof; or

                           (B) $30.0 million;

         provided, however, that for purposes of calculating the amounts available under this clause (1), such amounts shall be reduced by the amount of any Indebtedness of any Receivables Subsidiary outstanding at any time;

                  (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                  (3) the incurrence by the Issuers and the Guarantors then guaranteeing the Notes of Indebtedness represented by the Notes and the related Guarantees to be issued on or after the date of this Indenture and the incurrence by the Issuers and the Guarantors then guaranteeing the Notes of Indebtedness represented by the Exchange Notes and the related Guarantees;

                  (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;

                  (5) Indebtedness of a Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, that such Indebtedness is non-recourse to the Company or any of its Subsidiaries other than the Subsidiary acquired; provided, further, that for any such Indebtedness outstanding at any time under this clause (5) in excess of $10.0 million on the date that such Subsidiary is acquired by the Company, the Company would have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) above after giving effect to the incurrence of such Indebtedness pursuant to this clause (5);

                  (6) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the Section 4.09(a) above or clauses (2), (3), (5) or (6) of this
         Section 4.09(b);


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                  (7) the incurrence by the Company or any of its Restricted
         Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                           (A) if the Company or any Subsidiary Guarantor is the
                  obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor or a Receivables Subsidiary, such Indebtedness must be expressly subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and

                           (B) (i) any subsequent issuance or transfer of Equity
                  Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

                  (8) the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred equity; provided, however, that any:

                           (A) subsequent issuance or transfer of Equity
                  Interests that results in any such preferred equity being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

                           (B) sale or other transfer of any such preferred
                  equity to a Person that is not either the Company or a Restricted Subsidiary of the Company,

         will be deemed, in each case, to constitute an issuance of such preferred equity by such Restricted Subsidiary that was not permitted by this clause (8);

                  (9) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

                  (10) the guarantee by the Company or any of the Subsidiary Guarantors then guaranteeing the Notes of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; provided, that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; provided, further, that neither the Company nor any such Subsidiary Guarantor may guarantee any Indebtedness pursuant to this clause (10) incurred under clause (5) of this Section 4.09(b) unless the Company would have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) above after giving effect to the incurrence of such Indebtedness pursuant to such clause
         (5) of this Section 4.09(b);

                  (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

                  (12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

                  (13) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (13), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), not to exceed $5.0 million (or the equivalent thereof, measured at the time of each incurrence, in applicable foreign currency);

                  (14) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $10.0 million; provided, that such Indebtedness may not be secured;

                  (15) Indebtedness of the Company and its Restricted Subsidiaries in connection with the performance, surety, statutory, appeal or similar bonds in the ordinary course of business;

                  (16) Indebtedness of the Company and its Restricted Subsidiaries in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their business, properties or assets to any Person that is not an Affiliate; and

                  (17) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without credit-related recourse to the Company or to any other Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets and, as to the Company or any Subsidiary of the Company, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person.

         The Company will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to Section 4.09(a) above, the Company, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock

                                      62
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for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.09 hereof, except in the case of Hedging Obligations, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

         The amount of any Indebtedness outstanding as of any date will be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                  (2) the principal amount of the Indebtedness, in the case of any Indebtedness not issued with original issue discount;

                  (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of the:

                           (A) Fair Market Value of such assets at the date of
                  determination; and

                           (B) amount of the Indebtedness of the other Person.

Section 4.10      Asset Sales.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

                  (2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

                           (A) any liabilities, as shown on the Company's most
                  recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                           (B) any securities, Notes or other obligations
                  received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

         Within 30 days after receipt of any Net Proceeds from an Asset Sale, JII Holdings (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds to repay Priority Lien Debt and, if such Priority Lien Debt is revolving credit Indebtedness, there shall be a corresponding reduction of the amount the Company and its Restricted Subsidiaries are permitted to borrow under clause (1)(A) of Section 4.09(b) hereof.

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

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding two paragraphs will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, within five days thereof, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with
Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consumption of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
         The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.10 of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under Section 3.09 or this Section 4.10 by virtue of such compliance.

Section 4.11      Transactions with Affiliates.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each an "Affiliate Transaction"), unless:

                  (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (2) the Company delivers to the Trustee:

                           (A) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

                           (B) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate

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

                  consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

                  (1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

                  (2) transactions between or among the Company and/or its Restricted Subsidiaries, including any Receivables Subsidiaries;

                  (3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

                  (4) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company;

                  (5) any issuance of Equity Interests (other than Disqualified Stock) of Jordan to Affiliates of the Company;

                  (6) Restricted Payments that do not violate Section 4.07 hereof;

                  (7) payment of fees not in excess of the amounts specified in, or determined pursuant to, the Management Agreement or the JI Services Agreement, in each case, as in effect on the date of this Indenture;

                  (8) loans or advances to employees in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding;

                  (9) Permitted Payments to Parent;

                  (10) transactions between or among the Company and a Restricted Subsidiary or between Restricted Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

                  (11) any agreement in effect on the date of this Indenture or any amendment thereto (so long as the amendment is not disadvantageous to the Holders of the Notes in any material respect) or any transaction contemplated thereby; and

                  (12) the waiver of interest with respect to, or cancellation of, in each case without consideration, any of the Old JII Notes acquired by the Issuers in the JII Exchange Offer.

Section 4.12      Liens.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset or property now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries or any proceeds,

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


income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

         (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist a Lien upon any asset or property, or any proceeds, income or profits therefrom (whether then held by it or to be acquired by it at a future time) as security for any:

             (1) Note Obligations, unless such Lien secures all Note Obligations (including the Notes) on an equal and ratable basis; or

             (2) Priority Lien Obligations, if:

                 (A) the Lien is junior or subordinated in any respect
             to any other Lien securing any Priority Lien Obligations; or

                 (B) any Priority Lien Obligations are contractually
             subordinated in any respect to any other Priority Lien
             Obligations.

         (c) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist a Lien upon any asset or property or any proceeds, income or profits therefrom (other than any asset or property or any proceeds, income or profits therefrom to the extent that it would otherwise be an Excluded Asset pursuant to clause (1) of the definition of "Excluded Assets") acquired by it after the date of this Indenture securing any Priority Lien Obligations unless, within 30 days following the date on which such Lien was first created, incurred, assumed or suffered to exist, the Collateral Agent is granted and holds an enforceable and perfected second-priority security interest upon such property as security for the Note Obligations, subject only to Priority Liens and other Permitted Prior Liens.

Section 4.13 Corporate Maintenance.

         (a) The Company shall at all times:

             (1) have at least one executive officer that is different from any of the executive officers of Jordan;

             (2) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; and

             (3) observe all corporate formalities and maintain a separate identity and existence from Jordan.

         (b) Within 45 days of the date of this Indenture, the Company shall, and shall at all times thereafter, have at least one Independent Director on its Board of Directors

Section 4.14 Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:


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                  (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

                  (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries (other than JII Finance), if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15      Offer to Repurchase Upon Change of Control.

        (a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $700 or an integral multiple of $700) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within ten days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $700 in principal amount or an integral multiple thereof.


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

         The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under Section 3.09 or this Section 4.15 by virtue of such compliance.

         (b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

                  (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

         The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.09 hereof and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.16      Additional Note Guarantees.

         If after the date of this Indenture (i) the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary (other than an Immaterial Subsidiary or a Receivables Subsidiary);
(ii) any Domestic Restricted Subsidiary (other than JII Finance) ceases to be an Immaterial Subsidiary or a Receivables Subsidiary; or (iii) any of the Company's Restricted Subsidiaries, directly or indirectly, Guarantees or pledges any assets to secure the payment of any Indebtedness of either of the Issuers that constitutes Senior Debt, then that newly acquired or created Domestic Restricted Subsidiary, such former Immaterial Subsidiary or Receivables Subsidiary or such Restricted Subsidiary (other than an Immaterial Subsidiary, JII Finance or a Receivables Subsidiary), as the case may be, will become a Subsidiary Guarantor and substantially concurrently execute and deliver a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary; provided, that no Restricted Subsidiary shall be required to execute a Subsidiary Guarantee or supplemental indenture under this paragraph prior to the Guarantee Date. The form of such Note Guarantee is attached as Exhibit E hereto.

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

         The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of either of the Issuers (other than Senior Debt) unless such Restricted Subsidiary (other than JII Finance, an Immaterial Subsidiary or a Receivables Subsidiary) becomes a Subsidiary Guarantor and substantially concurrently executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary. The form of such Note Guarantee is attached as Exhibit E hereto.

Section 4.17      Designation of Restricted and Unrestricted Subsidiaries.

         The Board of Directors of the Company may designate any Restricted Subsidiary other than JII Finance to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date by Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted by Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.18      Real Property Collateral.

         (a) If, on the date of this Indenture, the Company and its Restricted Subsidiaries have failed, with respect to any real property interests owned by the Company and its Restricted Subsidiaries on the date of this Indenture (other than Excluded Assets), to: (1) deliver to the Collateral Agent Opinions of Counsel with respect to the creation and perfection of the Collateral Agent's security interest in any such real property; or (2) obtain lender policies of title insurance from one or more financially sound and reputable title insurance companies in favor of the Collateral Agent for the benefit of the Holders of the Notes, the Company shall, and shall cause each of its Restricted Subsidiaries to, take all steps and actions as are necessary, or reasonably requested by the Collateral Agent, to cause (a) such legal opinions to be delivered to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, and (b) such title insurance to be obtained, in each case, as soon as reasonably practicable and, in any event, within 60 days following the date of this Indenture; provided, that the failure to deliver such legal opinions or obtain such title insurance will not constitute a breach of the obligations of the Company and its Restricted Subsidiaries under this Indenture and the Security Documents so long as the aggregate Fair Market Value


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(determined on such 60th day) of the real property interests as to which either such legal opinions have not been delivered or such title insurance has not been obtained does not exceed $5.0 million.

         (b) Nothing in this Section 4.18 shall release the Company and its Restricted Subsidiaries from the requirement that the Collateral Agent hold, on and after the date of this Indenture, a second-priority perfected security interest in all real property interests owned by the Company and its Restricted Subsidiaries on the date of this Indenture (other than Excluded Assets), subject only to Permitted Prior Liens.

Section 4.19      Additional Collateral.

         (a) At any time when there are Priority Lien Obligations existing that have not been paid in full if:

                  (1) the Company or any Restricted Subsidiary acquires any real property (other than any Excluded Assets), the Company or the applicable Restricted Subsidiary will be required, within 30 days following the date of such acquisition, to grant a security interest in such real property in favor of the Collateral Agent to secure the Note Obligations to the extent required under Section 4.12(c) hereof; and

                  (2) the Company or any Restricted Subsidiary acquires any personal property (including as a result of the acquisition or creation by the Company or any Restricted Subsidiary of a Domestic Subsidiary after the date of this Indenture) other than an Excluded Asset, the Company or the applicable Restricted Subsidiary will be required, within 30 days following the date of such acquisition, to grant a security interest in such personal property in favor of the Collateral Agent to secure the Note Obligations:

                           (A) to the extent required under Section 4.12(c)
                  hereof; and

                           (B) as provided in the Security Documents (to the
                  extent such security interest has not then been granted under such Security Documents).

         Any security interest granted pursuant to clauses (1) and (2) of this
Section 4.19(a) shall be an enforceable, perfected second-priority security interest, subject only to Priority Liens and other Permitted Prior Liens.

         (b) At any time when there are no Priority Lien Obligations existing that have not been paid in full, if:

                (1) the Company or any Restricted Subsidiary acquires any real property after the date of this Indenture with a Fair Market Value (as determined in good faith by the Board of Directors of the Company) individually or in the aggregate in excess of $3,500,000, the Company or the applicable Restricted Subsidiary will be required, within 30 days following the date of such acquisition, to execute and deliver to the Collateral Agent:

                           (A) a deed of trust or mortgage or leasehold deed of
                  trust or leasehold mortgage, as the case may be (with such modifications as are necessary to comply with applicable law), under which the Company or such Restricted Subsidiary, as applicable, shall grant a security interest to the Collateral

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

                  Agent to secure the Note Obligations in all such real property and any related fixtures (without regard to the $3,500,000 threshold set forth above); and

                           (B) such opinions of counsel, if any, as the
                  Collateral Agent may reasonably require with respect to the creation and perfection of such security interests; and

                  (2) the Company or any Restricted Subsidiary acquires any personal property (including as a result of the acquisition or creation by the Company or any Restricted Subsidiary of a Domestic Subsidiary after the date of this Indenture), other than an Excluded Asset, the Company or the applicable Restricted Subsidiary will be required, within 30 days following the date of such acquisition, to grant a security interest therein in favor of the Collateral Agent to secure the Note Obligations as provided in the Security Documents (to the extent such security interest has not then been granted under such Security Documents).

         Any security interest granted pursuant to clauses (1) and (2) of this
Section 4.19(b) shall be an enforceable, first-priority perfected security interest, subject only to Permitted Prior Liens (other than Priority Liens).

Section 4.20      Further Assurances; Expense Reimbursement; Insurance.

         (a) At any time prior to the release of the Note Liens pursuant to
Section 11.06 hereof, upon request of the Collateral Agent at any time and from time to time, the Issuers will, and will cause each of the other Obligors to, promptly execute, acknowledge and deliver any Security Documents, instruments, certificates, notices and other documents and take any other actions as that Collateral Agent may reasonably request to create, perfect, protect, assure or, subject to the provisions of Article 3 of the Intercreditor Agreement, enforce the Liens and benefits intended to be conferred as contemplated by this Indenture for the benefit of the Holders of Note Obligations. If the Company or any other Obligor fails to do so, the Collateral Agent will be irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver the Security Documents, instruments, certificates, notices and other documents and, subject to the provisions of Article 3 of the Intercreditor Agreement, take the other actions in the name, place and stead of the Company or the other Obligor, but the Collateral Agent will have no obligation to do so and no liability for any action taken or omitted by it in good faith.

         (b) At any time prior to the release of the Note Liens pursuant to
Section 11.06 hereof, upon request of the Collateral Agent at any time and from time to time, the Company will, and will cause the other Obligors to:

                  (1) permit the Collateral Agent or any advisor, auditor, consultant, attorney or representative acting for the Collateral Agent, upon reasonable notice to the Issuers and during normal business hours unless an Event of Default is continuing, to visit and inspect any of the property of the Company and the other Obligors, to review, make extracts from and copy the books and records of the Company and the other Obligors relating to any of the property, and to discuss any matter pertaining to any of the property with the officers and employees of the Company and the other Obligors; and

                  (2) deliver to the Collateral Agent any reports, including valuations, relating to any of the property or any Lien on the property that the Collateral Agent may reasonably request.

         (c) The Company will, and will cause the other Obligors to:


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                  (1) keep their properties adequately insured at all times by financially sound and reputable insurers, which, in the case of any insurance on any mortgaged real property, are licensed to do business in the state or states where the mortgaged real property is located;

                  (2) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

                  (3) maintain such other insurance as may be required by law;
         and

                  (4) maintain such other insurance as is otherwise required by the Security Documents.

         (d) The Company will, and will cause the other Obligors to bear and pay all legal expenses, collateral audit and valuation costs, filing fees, insurance premiums and other costs associated with the performance of the obligations of the Company and the other Obligors set forth in this Section 4.20.

         (e) The Company will, and will cause the other Obligors to pay or reimburse the Trustee and the Collateral Agent for, and, to the fullest extent lawful, defend and indemnify each of them against, all liabilities, taxes, costs and expenses of every type and nature (including, without limitation, the reasonable fees and charges of attorneys, advisors, auditors, consultants or other representatives acting for any of them) ("losses") incurred by any of them in connection with the performance of the obligations of the Company and the other Obligors set forth in this Section 4.20 as a result of or in connection with the creation, perfection, protection or enforcement of the Note Liens or the exercise or enforcement of any right or remedy under the Security Documents or to prove, preserve, protect or enforce any Note Lien or any claim based upon the Note Liens in any legal proceeding, including any Insolvency or Liquidation Proceeding, except to the extent the losses may be attributable to the gross negligence, willful misconduct or bad faith of the party seeking payment or reimbursement.

         (f) Without limiting the foregoing, the Company will, and will cause the other Obligors to, pay all Uniform Commercial Code search and filing fees, and any other fees payable in connection with the creation, perfection or recordation of Liens, incurred in connection with the Collateral.

         (g) In addition, prior to any reorganization of the Company as a corporation, the Company will deliver to the Collateral Agent, (1) amendments to any existing Uniform Commercial Code financing statements or other filings made in respect of the Company, reflecting such reorganization, including the corporate name of the reorganized entity, in each case, in appropriate form for filing or recordation, and (2) such other Security Documents, if any, as shall be necessary to ensure that the Collateral Agent holds a fully enforceable continuously-perfected second-priority security interest in the Collateral, subject only to Permitted Prior Liens.

Section 4.21      Payments for Consent.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid


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and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.22      Restrictions on Activities of JII Finance.

         JII Finance will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, that JII Finance may be a co-obligor with respect to Indebtedness if the Company is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company's Restricted Subsidiaries other than JII Finance.

Section 4.23      Subsidiary Guarantees.

         On or before the date that is 18 months from the date of this Indenture, the Company shall cause each current and future Domestic Restricted Subsidiary, other than any Immaterial Subsidiaries, JII Finance and any Receivables Subsidiaries, to become Subsidiary Guarantors and issue the Subsidiary Guarantees. In the event that any of the Company's Domestic Restricted Subsidiaries, other than Immaterial Subsidiaries, JII Finance and any Receivables Subsidiaries, fails to become a Subsidiary Guarantor and issue its Subsidiary Guarantee (i) on or before the date that is 12 months from the date of this Indenture, the interest rate on the Notes will increase by 1%, effective as of such date and (ii) on or before the date that is 18 months from the date of this Indenture, the interest rate on the Notes will be increased by an additional 0.5%, effective as of such date, with such increases in the interest rate to stay in effect until the Guarantee Date; provided, that such interest rate increases described above shall be the exclusive remedy to the Holders of Notes if the Company fails to provide the Subsidiary Guarantees from such Domestic Restricted Subsidiaries and any such failure by the Company to provide such Subsidiary Guarantees from such Domestic Restricted Subsidiaries will not constitute an Event of Default.

Section 4.24      No Layering of Debt by Guarantors.

         No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor's Guarantee; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

Section 4.25 Funds Received by Jordan from any other Subsidiaries.

         (a) To the extent Jordan (A) receives any payments, whether in the form of a loan, dividend or distribution or from the proceeds of a sale or distribution of assets, property or securities, recapitalization, or other similar payments, (I) from any Subsidiary of Jordan that is not the Company or a Subsidiary of the Company, (II) from the sale by Jordan of any other property received by Jordan from any such Subsidiary or (III) that would constitute Net Proceeds of an Asset Sale under this Indenture if Jordan were an issuer under this Indenture and Jordan's Subsidiaries were Restricted Subsidiaries under this Indenture; or (B) receives any payments that constitute a return on any advance from Jordan to any Person, payment on any loan from Jordan to any Person or any payment on any note held by Jordan (any such payment described under clauses (A) or (B) of this clause 4.25(a), are hereafter referred to as the "Jordan Funds") (other than any amounts (x) required to be paid by such Subsidiaries pursuant to the Management Agreement or the JI Services Agreement, in each case, as in effect on the date of this Indenture, (y) required to comply


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with any tax sharing agreements or otherwise required to satisfy any obligation of Jordan to any governmental entity, or (z) representing direct costs payable by Jordan or such Subsidiaries in connection with such receipt, including expenses, commissions, fees, taxes paid or payable or establishment of reserves in accordance with GAAP), such Jordan Funds shall be contributed to the Company and used to repay Priority Lien Debt within 30 days after the receipt by Jordan of such Jordan Funds.

         (b) Whenever any Jordan Funds contemplated by Section 4.25(a)(A) above
(i) are received by Jordan from Motors and Gears, Inc., Kinetek, Inc. or any of their respective Subsidiaries or from the sale or distribution of assets, property or securities received by Jordan from any such entity or (ii) would constitute Net Proceeds of an Asset Sale under this Indenture if Jordan were an issuer under this Indenture and Jordan's Subsidiaries were Restricted Subsidiaries under this Indenture, are used to repay Priority Lien Debt, there shall be a corresponding reduction of the amount the Company and its Restricted Subsidiaries are permitted to borrow under clause (1)(A) of Section 4.09(b) hereof equal to 75% of such payment of Priority Lien Debt.

         (c) If any Jordan Funds are not used as provided for in clause (a) above (including in the event that all Priority Lien Debt has been repaid), Jordan shall contribute such Jordan Funds to the Company, which shall comply with the provisions of Section 4.10 hereof as if such Jordan Funds were Excess Proceeds under this Indenture.

         (d) In order to give effect to clauses (a) through (c) above, Jordan and its Subsidiaries shall not make any payments to any Person that would be prohibited by the existing indentures governing the Old JII Notes or the Senior Subordinated Debentures, as in effect on the date of this Indenture, assuming such indentures were to continue in full force and effect.

         (e) In connection with any payment in respect of Priority Lien Debt by Jordan, Jordan agrees that it will not be entitled to, and hereby waives, any right of subrogation, contribution or reimbursement it might otherwise be entitled to claim against the Holders of Notes or any other Person in respect of any Indebtedness or other obligations of either Issuer, any Guarantor or other Obligor (including, without limitation, Priority Lien Debt) repaid by Jordan pursuant to the foregoing provisions.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01      Merger, Consolidation, or Sale of Assets.

         The Company shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

                  (1) either:

                           (A) the Company is the surviving corporation; or

                           (B) the Person formed by or surviving any such
                  consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

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                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture, the Security Documents and the Intercreditor Agreement pursuant to agreements reasonably satisfactory to the Trustee;

                  (3) immediately after such transaction, no Default or Event of Default exists; and

                  (4) the Company, or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof.

         In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties or assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person. This Section 5.01 will not apply to:

                  (1) a merger of the Company with an Affiliate solely for the purpose of reorganizing the Company in another jurisdiction; or

                  (2) any consolidation or merger, or sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

         Notwithstanding the foregoing, the Company is permitted to reorganize as a corporation, provided, that:

                  (1) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that such reorganization is not adverse to Holders of the Notes (it being recognized that such reorganization shall not be deemed adverse to the Holders of the Notes solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (a) is subject to income tax as a corporate entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of the Code or any similar state or local law) and certain other conditions are satisfied;

                  (2) the Company shall have complied with the provisions of Section 4.20(g) hereof;

                  (3) the subchapter "C" corporation resulting from such transaction is a corporation organized and existing under the laws of any state of the United States or the District of Columbia and the Beneficial Owners of the Equity Interests of the subchapter "C" corporation shall be the same, and shall be in the same percentages, as the Beneficial Owners of Equity Interests of the applicable entity immediately prior to such transaction;

                  (4) the subchapter "C" corporation resulting from such transaction assumes in writing all of the obligations, if any, of the applicable entity under (a) this Indenture, the Notes, the Note Guarantees and the Security Documents and (b) all other documents and instruments to which such Person is a party (other than, in the case of clause (a) only, any documents and instruments that, individually or in the aggregate, are not material to the subchapter "C" corporation);


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

                  (5) the subchapter "C" corporation resulting from such transaction complies with Sections 4.16, 4.17 and 4.19 hereof;

                  (6) the Trustee is given not less than 45 days' advance written notice of such transaction and evidence satisfactory to the Trustee (including, without limitation, title insurance and a satisfactory Opinion of Counsel) regarding the maintenance of the perfection and priority of liens granted, or intended to be granted, in favor of the Collateral Agent in the Collateral following such transaction;

                  (7) such transaction would not cause or result in a DefaulT or an Event of Default; and

                  (8) The Company shall have delivered to the Trustee an Officers' Certificate confirming that the conditions in clauses (1) through (7) have been satisfied.

Section 5.02      Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

         Each of the following is an "Event of Default":

                  (1) the Company defaults for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

                  (2) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

                  (3) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 4.10, 4.15 or 5.01 hereof;

                  (4) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 4.07 or 4.09 for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

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                  (5) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes or the Security
         Documents for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

                  (6) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

                           (A) is caused by a failure to pay principal of, or
                  interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (B) results in the acceleration of such Indebtedness
                  prior to its express maturity,

                  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

                  (7) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries, which judgment or judgments are not paid, discharged or stayed for a period of 60 days; provided, that the aggregate amount of all such undischarged judgments exceeds $5.0 million (net of any amounts insured by a reputable and creditworthy insurance company, as to which such insurance company has not denied coverage);

                  (8) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                against it in an involuntary case,

                           (C) consents to the appointment of a custodian of it
                or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its
                creditors, or

                           (E) generally is not paying its debts as they become
                due;

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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

                           (A) is for relief against the Company or any of its
                  Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                           (B) appoints a custodian of the Company or any of its
                  Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

                           (C) orders the liquidation of the Company or any of
                  its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

                  and the order or decree remains unstayed and in effect for 60 consecutive days; or

                  (10) except as permitted by this Indenture, any Security Document ceases for any reason to be fully enforceable; provided, that it shall not be an Event of Default under this clause (10) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Note Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $5.0 million ceases to be an enforceable and perfected second-priority security interest, subject only to Permitted Prior Liens;

                  (11) any Note Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $5.0 million ceases to be an enforceable and perfected second-priority security interest, subject only to Permitted Prior Liens;

                  (12) the Company or any other Obligor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any other Obligor set forth in or arising under any Security Document; and

                  (13) except as permitted by this Indenture, the Jordan Guaranty or any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (except in accordance with its terms), or any Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee.

Section 6.02      Acceleration.

         In the case of an Event of Default specified in clause (8) or (9) of
Section 6.01 hereof, with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

         Upon any such declaration, the Notes shall become due and payable immediately.

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         In the event of a declaration of acceleration of the Notes because an
Event of Default described in clause (6) of Section 6.01 hereof has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled (and such Event of Default shall be deemed cured) if the Payment Default or other default triggering such Event of Default pursuant to clause (6) of Section 6.01 hereof shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant indebtedness within 60 days after the declaration of acceleration with respect thereto and if
(a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured.

         The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

         If an Event of Default occurs on or after January 1, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of either of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to January 1, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of either of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for the year beginning on January 1 as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

        Year                                                     Percentage
        ----                                                     ----------
        2004....................................................   13.000%

Section 6.03      Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the


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payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05      Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06      Limitation on Suits.

         A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) the Holder of a Note gives to the Trustee written notice that an Event of Default is continuing;

                  (2) Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity, if requested; and

                  (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture or any other Note Document, the right of any Holder of a Note to receive from the Issuers, Jordan and, after issuance of the Subsidiary Guarantees, if any, the Subsidiary Guarantors, payment of the principal, premium and Liquidated Damages, if any, and interest on the Notes held by such Holder, on or after the respective due dates for payment from the Issuers, Jordan and, after issuance of the Subsidiary Guarantees, if any, the Subsidiary Guarantors expressed in the Note (including in connection with an offer to purchase), or to institute suit against the Issuers, Jordan and, after issuance of the Subsidiary Guarantees, if any, the Subsidiary Guarantors for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit against Jordan, the Issuers or, after issuance of the Subsidiary


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Guarantees, if any, the Subsidiary Guarantors for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08      Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel.

Section 6.09      Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel, and any other amounts due the Trustee and the Collateral Agent under the Note Documents, including under Section 7.07 and Article 10 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel, and any other amounts due the Trustee and the Collateral Agent under the Note Documents, including under Section 7.07 and Article 10 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Priorities.

         Any money or other property collected by the Trustee pursuant to this
Article 6, including pursuant to the Security Documents, or otherwise distributable in respect of the Company's or any other Obligor's obligations under this Indenture and the other Note Documents shall be paid in the following order:

                  First: to the Trustee and the Collateral Agent and their respective agents and attorneys for amounts due the Trustee and the Collateral Agent under the Note Documents, including under Section 7.07 and Article 10 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;


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                  Second: to Holders of Notes for amounts due and unpaid on the
         Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

                  Third: any surplus remaining after the payment in full in cash of all of the Note Obligations shall be paid to the Company or the applicable Guarantor, as the case may be, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under any Note Document or in any suit against the Trustee or the Collateral Agent for any action taken or omitted by it as a Trustee or Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01      Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

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                  (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture or any other Note Document will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture or any other Note Document at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

         (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any other Note Document at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 4.01 or 6.01(1) or (2) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.


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         (h) Delivery of reports, information and documents to the Trustee under
Section 4.03 hereof is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 7.03      Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04      Trustee's Disclaimer.

         The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any other Note Document, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05      Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06      Reports by Trustee to Holders of the Notes.

         (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA ss. 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA ss. 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.


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Section 7.07      Compensation and Indemnity.

         (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and any other Note Document, including the costs and expenses of enforcing this Indenture and any other Note Document against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

         (c) The obligations of the Company and the Guarantors under this
Section 7.07 will survive the satisfaction and discharge of this Indenture.

         (d) To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee will have, subject to the Intercreditor Agreement, a Lien prior to the Notes on the Collateral and all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee will comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

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

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10      Eligibility; Disqualification.

         There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

         This Indenture will always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).


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Section 7.11      Preferential Collection of Claims Against the Issuers.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

         The Issuers may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

                  (2) the Issuers' obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the Trustee and the Collateral Agent hereunder and under the other Note Documents and the Issuers' and the Guarantors' obligations in connection therewith; and

                  (4) this Article 8.

         Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03      Covenant Defeasance.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in

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Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19,
4.20, 4.21, 4.22, 4.23, 4.24 and 4.25 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, Note Guarantees and Security Documents, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes, Note Guarantees and Security Documents will be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof will not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that:

                           (A) the Issuers have received from, or there has been
                  published by, the Internal Revenue Service a ruling; or

                           (B) since the date of this Indenture, there has been
                  a change in the applicable federal income tax law,

                  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

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                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either of the Issuers or any Guarantor is a party or by which either of the Issuers or any Guarantor is bound;

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by either of the Issuers with the intent of preferring the Holders of Notes over the other creditors of either of the Issuers with the intent of defeating, hindering, delaying or defrauding any other creditors of either of the Issuers or others; and

                  (7) the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         The Liens securing the Notes will be released upon Legal Defeasance or Covenant Defeasance effected in accordance with the provisions described in this
Article 8.

         Nothing in this Article 8 shall be deemed to discharge those provisions of this Indenture and the other Note Documents, including the provisions of
Section 7.07 hereof, that by their terms survive the satisfaction and discharge of this Indenture.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and noncallable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or noncallable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or noncallable Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof

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delivered to the Trustee (which may be the opinion delivered under Section
8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07      Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or noncallable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Guarantors' obligations under this Indenture and the Notes, the Note Guarantees and Security Documents will be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors, Trustee and the Collateral Agent may amend or supplement this Indenture, the Note Guarantees, the Security Documents, the Intercreditor Agreement or the Notes without the consent of any Holder of a Note:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                  (3) to provide for the assumption of the Issuers' or a Guarantor's obligations to the Holders of the Notes and Note Guarantees by a successor to the Company pursuant to Article 5 or Article 12 hereof;

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                  (4) to make any change that would provide any additional
         rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

                  (5) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

                  (6) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (7) to conform the text of this Indenture, the Note Guarantees, the Security Documents, the Notes or the Intercreditor Agreement to any provision of the "Description of the New Notes" section of the Company's Offering Memorandum/Consent Solicitation Statement dated January 15, 2004, relating to the initial offering of the Notes, to the extent that such provision in that "Description of the New Notes" was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees, the Security Documents, the Notes or the Intercreditor Agreement;

                  (8) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

                  (9) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to provide for guarantees by any Subsidiary of the Company;

provided, that the Issuers have delivered to the Trustee an Opinion of Counsel and an Officers' Certificate stating that the amendment or supplement complies with the provisions of this Section 9.01.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02      With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof), the Note Guarantees, the Security Documents and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees, the Security Documents or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).


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         Upon the request of the Company accompanied by a resolution of its
Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

         It is not necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company and the Guarantors with any provision of this Indenture, the Notes, the Security Documents or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this
Section 9.02 may not (with respect to any Notes held by a non-consenting
Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes except for provisions relating to Sections 3.09, 4.10 and
         4.15 hereof;

                  (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Notes;

                  (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

                  (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);


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                  (8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

                  (9) make any change in the amendment and waiver provisions set forth in Sections 9.01 and 9.02 hereof.

         In addition, without the consent of the Holders of at least 75% in aggregate outstanding principal amount of the Notes then outstanding, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting holder) release any Collateral from the Liens created by the Security Documents, except as specifically provided for in the Note Documents.
Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

Section 9.03      Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04      Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05      Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      Trustee to Sign Amendments, etc.

         The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section
15.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

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                                   ARTICLE 10.
                        SUBORDINATION of note guarantees

Section 10.01      Agreement to Subordinate.

         The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Note Guarantees is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt of such Guarantor (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt of such Guarantor.

Section 10.02      Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of a Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, in an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities:

                  (1) holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes from such Guarantor (except that Holders of Notes may receive and retain Permitted Junior Securities); and

                  (2) until all Obligations with respect to Senior Debt (as provided in clause (1) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 will be made to holders of Senior Debt of such Guarantor (except that Holders of Notes may receive and retain Permitted Junior Securities), as their interests may appear.

Section 10.03      Default on Senior Debt.

         (a) Such Guarantor may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Permitted Junior Securities) until all principal and other Obligations with respect to the Senior Debt of such Guarantor have been paid in full if:

                  (1) payment default on Senior Debt of such Guarantor occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Debt; or

                  (2) any other default occurs and is continuing on any series of Senior Debt that permits holders of that series of Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from such Guarantor or the holders of any such Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section unless and until (A) at least 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium and Liquidated Damages, if any, and interest on the Notes that have come due have been paid in full in cash.


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         No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee may be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has have been waived for a period of not less than 180 days.

         (b) Such Guarantor may and will resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

                  (1) in the case of a payment default, upon the date upon which such default is cured or waived, or

                  (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt has been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section 10.04      Acceleration of Notes.

         If payment of the Notes is accelerated because of an Event of Default, the Guarantor will promptly notify holders of Senior Debt of the acceleration.

Section 10.05      When Distribution Must Be Paid Over.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (other than Permitted Junior Securities) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.04 hereof, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the agreement, indenture or other document (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt are then entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06      Notice by the Guarantor.

         The Guarantor will promptly notify the Trustee and the Paying Agent of any facts known to such Guarantor that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice will not affect the subordination of the Note Guarantees to the Senior Debt of such Guarantor as provided in this Article 10.


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Section 10.07      Subrogation.

         After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes will be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Guarantors and Holders, a payment by the Guarantors on the Notes.

Section 10.08      Relative Rights.

         This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture will:

                  (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

                  (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                  (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

         If a Guarantor fails because of this Article 10 to pay principal of, premium or interest or Liquidated Damages, if any, on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09      Subordination May Not Be Impaired by Company.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Note Guarantees may be impaired by any act or failure to act by the Company, any Guarantor or any Holder or by the failure of the Company, any Guarantor or any Holder to comply with this Indenture.

Section 10.10      Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of a Guarantor referred to in this Article 10, the Trustee and the Holders of Notes will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

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Section 10.11      Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12      Authorization to Effect Subordination.

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13      Amendments.

         The provisions of this Article 10 may not be amended or modified without the written consent of the holders of all Senior Debt.

Section 10.14     Effectiveness of Subordination of Note Guarantees.

         This Article 10 shall be effective with respect to each Guarantor upon the issuance of its Note Guarantee or the execution by such Guarantor of a supplemental indenture providing for its Note Guarantee or with respect to Jordan, the execution of this Indenture and its Note Guarantee.

                                   ARTICLE 11.
                             COLLATERAL AND SECURITY

Section 11.01     Security Documents.

         The payment of the principal of and interest and premium and Liquidated Damages, if any, on the Notes, and the payment and performance of all other Note Obligations will be secured, equally and ratably, by a second-priority security interest in the Collateral, subject only to Permitted Prior Liens, as provided in the Security Documents.

Section 11.02     Ranking of Note Liens.

         Notwithstanding:

                  (1) anything to the contrary contained in the Security Documents;

                  (2) the time of incurrence of any Secured Debt;


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                  (3) the time, order or method of attachment of the Note Liens or the Priority Liens;

                  (4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

                  (5) the time of taking possession or control over any Collateral;

                  (6) the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors;

                  (7) that any Priority Lien may not have been perfected;

                  (8) that any Priority Lien may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

                  (9) any other circumstance of any kind or nature whatsoever, whether similar or dissimilar to any of the foregoing,

the Note Liens will in all circumstances be junior and subordinate in ranking to all Priority Liens, whenever granted, upon any present or future Collateral, and the Priority Liens, whenever granted, upon any present or future Collateral to the extent the Priority Liens secure the Priority Lien Obligations will be prior and superior to the Note Liens.

         This Section 11.02 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, and the Priority Lien Collateral Agent as holder of Priority Lien Obligations. No other Person will be entitled to rely on, have the benefit of or enforce this provision.

         This Section 11.02 is intended solely to set forth the relative ranking, as security interests, of the security interests securing the Notes as against Priority Lien Obligations. Neither the Notes nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 11.03     Order of Application.

         Subject to the terms of the Intercreditor Agreement and the application of the enforcement proceeds to the payment of amounts required to be applied to the repayment of indebtedness secured by a prior Lien on such Collateral, if, upon the enforcement by the Collateral Agent of any default remedy set forth in any Security Document, any Collateral is sold in foreclosure of such security interest or is otherwise collected or realized upon by the Collateral Agent, the proceeds received by the Collateral Agent from such enforcement will be distributed by the Collateral Agent in the following order of application:

         FIRST, to the payment of all amounts payable under the Security Documents securing the Note Obligations on account of the Collateral Agent's fees or any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent or any co-trustee or agent in connection with any such Security Document;


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

         SECOND, to the Trustee for application, in accordance with clauses "first" and "second" of Section 6.10 hereof, to the payment of all Note Obligations until all Note Obligations have been paid in full; and

         THIRD, any surplus remaining after the payment in full in cash of all of the Note Obligations shall be paid to the Company or the applicable Obligor, as the case may be, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

         Nothing in this Section 11.03 is intended to, or shall, permit the existence or incurrence of any Lien (including any prior Lien) that is not otherwise a Permitted Lien under this Indenture.

Section 11.04   Collateral Agent.

                (a) The Trustee will also serve as Collateral Agent for the benefit of the Holders of the Notes.

                (b) The Collateral Agent is authorized and empowered to appoint one or more co-collateral agents as it deems necessary or appropriate

                (c) Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing Note Obligations, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens securing Note Obligations or for any delay in doing so.

                (d) The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time as required or permitted by this Indenture. Except as directed by the Trustee and as required or permitted by this Indenture, at any time there are Priority Lien Obligations which have not been paid in full, the Collateral Agent will not be obligated to:

                  (1) act upon directions purported to be delivered to it by any other Person;

                  (2) foreclose upon or otherwise enforce any Lien; or

                  (3) take any other action whatsoever with regard to any or all of the Liens, Security Documents or the Collateral.

         The Company will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent.

         (e) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of Liens securing Note Obligations.

         (f) In acting as Collateral Agent, the Collateral Agent may rely upon and enforce each and all of the rights, powers, protections, immunities, indemnities and benefits of the Trustee under Article 7 mutatis mutandis, and, in connection therewith, references to the Trustee shall be deemed to include the Collateral Agent and references to this Indenture shall be deemed to include the Security Documents and the Intercreditor Agreement.

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         (g) Each successor Trustee will become the successor Collateral Agent as and when the successor Trustee becomes the Trustee.

Section 11.05     Authorization of Actions to be Taken.

         (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document and the Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents, authorizes and empowers the Trustee to direct the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, the Intercreditor Agreement, and authorizes and empowers each of the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

         (b) The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Note Obligations any funds collected or distributed under the Security Documents and to make further distributions of such funds to the Holders of Note Obligations according to the provisions of this Indenture, the Security Documents and the Intercreditor Agreement.

         (c) Subject to the provisions of Section 7.01, 7.02 and 11.04(d) hereof and the terms of Article 3 of the Intercreditor Agreement, the Trustee may, on an Event of Default, in its sole discretion and without the consent of the Holders of Note Obligations, direct, on behalf of the Holders of Note Obligations, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

             (1) foreclose upon or otherwise enforce any or all of the Note
         Liens;

             (2) enforce any of the terms of the Security Documents; or

             (3) collect and receive payment of any and all Note
         Obligations.

         The Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Liens securing Note Obligations or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders of Notes, the Trustee or the Collateral Agent.

Section 11.06     Release of Note Liens.

         (a) The Note Liens will be released in whole upon:

                  (1) payment in full and discharge of all outstanding Note Debt and all other Note Obligations that are outstanding, due and payable at the time all of the Note Debt is paid in full and discharged;

                  (2) satisfaction and discharge of this Indenture as set forth in Article 13 hereof; and

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                  (3) a Legal Defeasance or Covenant Defeasance of the Notes
         issued under this Indenture as set forth in Article 8 hereof.

         (b) The Note Liens will be released in part with respect to any asset constituting Collateral:

                  (1) upon delivery by the Company to the Trustee and the Collateral Agent of an Officers' Certificate certifying that the asset has been (or concurrently with the release of the Note Liens thereon will be) sold or otherwise disposed of by the Company or a Subsidiary Guarantor to a Person other than the Company, any of the Company's Restricted Subsidiaries or any other Obligor in a transaction permitted by each of the Note Documents, at the time of sale or disposition;

                  (2) upon delivery by the Company to the Trustee and the Collateral Agent of an Officers' Certificate certifying that the asset is owned or has been acquired by a Guarantor that has been released from its Note Guarantee (including by virtue of a Subsidiary Guarantor becoming an Unrestricted Subsidiary); provided, that any subsequent guarantee or reinstated guarantee made by such Guarantor shall be subject to Section 4.16 hereof;

                  (3) upon delivery by the Company to the Trustee and the Collateral Agent of an Officers' Certificate certifying that the asset has been condemned, seized or taken by exercise of the power of eminent domain; or

                  (4) at any time there are Priority Lien Obligations which have not been paid in full, upon delivery of the required Officers' Certificate to the Trustee and the Collateral Agent in accordance with the provisions relating to the release of Note Liens described in
         Section 3.6 of the Intercreditor Agreement.

         Notwithstanding the foregoing, the Note Liens on the proceeds of such Collateral paid or payable in connection with any sale or other disposition of an asset described in clauses (1), (3) and (4) of Section 11.06(b) above shall not be released.

         (c) Upon delivery to the Trustee and the Collateral Agent of an Officers' Certificate requesting release of the Note Liens pursuant to Section 11.06(a) or 11.06(b) above, accompanied by:

                  (1) all documents required by TIA ss.314(d);

                  (2) an Officers' Certificate certifying that all terms for release of such Note Liens under this Indenture and any applicable Security Documents have been satisfied and specifying (a) the identity of the Collateral to be released and (b) the applicable provisions of this Indenture and the Security Documents which authorize that release;

                  (3) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA ss.314(d); and

                  (4) all instruments reasonably requested by the Company to effectuate or confirm such release,

the Trustee will, if such instruments and confirmation are reasonably satisfactory to the Trustee and the Collateral Agent, instruct the Collateral Agent to execute and deliver, and the Collateral Agent will promptly execute and deliver, such instruments.

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         (d) All instruments effectuating or confirming any release of any Note
Liens will have the effect solely of releasing such Note Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

         (e) The Trustee and the Collateral Agent are not required to serve, file, register or record any instrument releasing Collateral.

         (f) The Company will bear and pay all costs and expenses associated with any release of Note Liens pursuant to this Section 11.06, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Collateral Agent.

         (g) The Trustee and the Collateral Agent may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents, Officers' Certificate and such Opinion of Counsel.

         (h) If any Collateral is released in accordance with this Indenture or any Security Document at a time when the Trustee is not itself also the Collateral Agent and if the Company has delivered the certificates and documents required by the Security Documents and this Section 11.06, the Trustee will determine whether it has received all documentation required by TIA ss.314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.06(c) above, will deliver a certificate to the Collateral Agent setting forth such determination.

Section 11.07     Filings, Recording and Opinions.

         (a) The Company will furnish to the Trustee and the Collateral Agent immediately prior to the issuance of the Exchange Notes an Opinion of Counsel either:

                  (1) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements, mortgages, collateral assignments, lien notices or other instruments necessary to make effective and perfect the Liens intended to be created by the Security Documents, and reciting the details of such action; or

                  (2) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective and perfected.

         (b) The Company will furnish to the Collateral Agent and the Trustee on February 1 in each year beginning with February 1, 2005, an Opinion of Counsel, dated as of such date, either:

                  (1) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral; or

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                  (2) stating that, in the opinion of such counsel, no such
         action is necessary to maintain such Lien and assignment.

         (c) The Company will otherwise comply with the provisions of TIA
Section 314(b).

         (d) To the extent applicable, the Company will cause TIA ss.313(b), relating to reports, and TIA ss.314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Note Liens of the Security Documents, to be complied with. Any certificate or opinion required by TIA ss.314(d) may be made by an officer of the Company except in cases where TIA ss.314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Collateral Agent. Notwithstanding anything to the contrary in this Section 11.07(d), the Company will not be required to comply with all or any portion of TIA ss.314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA ss.314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA ss.314(d) is inapplicable to one or a series of released Collateral.

Section 11.08     Amendment of Security Documents.

         (a) At any time when any Priority Lien Obligations exist that have not been repaid in full, the Collateral Agent will not enter into, and the Trustee and the Holders of Notes will not authorize or direct, any amendment of or supplement to any Security Document relating to any Collateral that would make such Security Document inconsistent in any material respect with the comparable provisions of the Priority Lien Security Documents upon such Collateral and no such amendment or supplement will be enforceable. For the purposes of this
Section 11.08(a), (1) no inconsistency reflected in the Security Documents delivered in connection with the issuance of the Notes, as compared with the comparable provisions of the applicable Priority Lien Security Documents then in effect, will be subject to the provisions of this Section 11.08(a), and (2) any provision granting rights or powers to the Collateral Agent that are not granted to the holders of Priority Liens securing Priority Lien Debt will constitute a material inconsistency.

         (b) No amendment, supplement, waiver or change otherwise permitted by the Intercreditor Agreement in respect of the Priority Lien Documents will be prohibited or in any manner restricted or affected by, or by reason of, the provisions of Article 3 of the Intercreditor Agreement.

         (c) Notwithstanding Sections 11.08(a) and (b) above, without the consent of any Holder of Notes, the Issuers and the Trustee may, with consent of the Collateral Agent, amend or supplement the Intercreditor Agreement to:

                  (1) cure any ambiguity, defect or inconsistency; or

                  (2) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Intercreditor Agreement of any such Holder.

         (d) No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Agent acting as directed by an Act of Required Noteholders, except that:

                  (1) any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Note Obligations


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         that were otherwise permitted by the terms of the Note Documents to be secured by the Collateral or preserving or perfecting the Liens thereon or the rights of the Collateral Agent therein, or adding or maintaining any guarantee, will become effective when executed and delivered by the Company or any other applicable Obligor party thereto and the Collateral Agent;

                  (2) no amendment or supplement that reduces, impairs or adversely affects the right of any Holder of Note Debt to:

                           (A) vote its outstanding Note Debt as to any matter
                  described as subject to an Act of Required Noteholders (or amends the provisions of this clause (2) or the definition of "Act of Required Noteholders"); or

                           (B) share in the order of application described in
                  Section 11.03 hereof in the proceeds of enforcement of the Collateral Agent's security interests in any and all Collateral that has not been released in accordance with
                  Section 11.06 hereof;

                  (3) will become effective without the additional consent of such Holder; and

                  (4) no amendment or supplement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity as such will become effective without the consent of the Collateral Agent.

         (e) Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Note Document referenced in Section
11.06 hereof.

                                   ARTICLE 12.
                                 NOTE GUARANTEES

Section 12.01     Guarantee.

         (a) Subject to this Article 12, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

                  (1) the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders, the Trustee and the Collateral Agent under the Note Documents will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

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         (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

         (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 12.02     Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or provincial law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor, including those that are at any time owing with respect to the Credit Facilities or that are otherwise relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 12.03     Execution and Delivery of Note Guarantee.

         To evidence its Note Guarantee set forth in Section 12.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.


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         Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 12.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

         The Company will cause all Domestic Restricted Subsidiaries that become Guarantors to comply with the provisions of this Article 12, to the extent applicable.

Section 12.04     Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 12.05 hereof, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Subsidiary Guarantor, unless:

                  (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                  (2) either:

                      (A) subject to Section 12.05 hereof, the Person
                  acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor
                  (1) under this Indenture and its Note Guarantee, if any, on the terms set forth herein and therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, and (2) under the Security Documents pursuant to Security Documents reasonably satisfactory to the Trustee and the Collateral Agent; and

                      (B) the Net Proceeds of such sale or other
                  disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation,
                  Section 4.10 hereof.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

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

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (A) and (B) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 12.05     Releases.

         (a) In the event of any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section
4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Note Guarantee.

         (b) Upon designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee.

         (c) Upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 13 hereof, each Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee.

         (d) Upon the delivery by the Issuers to the Trustee and the Collateral Agent of an Officers' Certificate certifying that such Subsidiary Guarantor qualifies as an Immaterial Subsidiary or a Receivables Subsidiary under the terms of this Indenture, such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee;

         (e) Upon the delivery by the Issuers to the Trustee and the Collateral Agent of an Officers' Certificate certifying that such Subsidiary Guarantor (a) is formed under the laws of a jurisdiction other than the United States or any state of the United States or the District of Columbia and (b) does not, or upon effectiveness of such release will not, guarantee or otherwise provide direct credit support for any Indebtedness of either of the Issuers or any other Guarantor, such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee; provided, that, in the event that, and for so long as, such Subsidiary Guarantor subsequently guarantees or otherwise provides direct credit support for any Indebtedness of either of the Issuers or any other Guarantor, (i) the Issuers shall notify the Trustee and the Collateral Agent in writing promptly following the provision of such guarantee or credit support, (ii) the Note Guarantee of such Subsidiary Guarantor shall be reinstated and (iii) the Issuers shall cause such Subsidiary Guarantor to comply with the requirements under Section 4.16 hereof.

         (f) At any time there are Priority Lien Obligations which have not been paid in full, upon delivery of the required Officers' Certificate to the Trustee

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and the Collateral Agent in accordance with the provisions providing for the release of Note Guarantees described in Section 3.6 of the Intercreditor Agreement, such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee.

         Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 12.05 will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 12.

Section 12.06     Restrictions on Enforcement by Subsidiaries.

         Prior to the issuance of the Subsidiary Guarantees, if any, so long as any Priority Lien Obligations exist that have not been paid in full, none of the Trustee, the Collateral Agent or the Holder of any Note will (1) take any action, directly or indirectly, which results in the sale, foreclosure, realization on or liquidation of any assets of any of the Company's Subsidiaries, (2) institute or exercise against any such Subsidiary any suit, legal action, arbitration or other enforcement right or remedy, (3) file any petition or lien under any bankruptcy, insolvency or creditors' rights laws with respect to any such Subsidiary or (4) otherwise demand or take any payment from any such Subsidiary on account of any Obligations under the Note Documents; provided, however, that the foregoing will not prohibit the Trustee, Collateral Agent or the Holder of any Note from exercising its rights under the second set of clauses (1) through (4) in Section 3.4(a) of the Intercreditor Agreement; provided, further, that the suspension of the rights of the Trustee, the Collateral Agent or any Holder of Note Obligations pursuant to this Section
12.06 will not constitute, or be deemed to constitute, from and after the issuance of the Subsidiary Guarantees or at any time there are no Priority Lien Obligations existing that have not been paid in full, a waiver of the rights which the Trustee, the Collateral Agent and any Holder of Note Obligations have under Section 3.4(a) of the Intercreditor Agreement.

Section 12.07     Effectiveness of Note Guarantees.

         This Article 12 shall be effective with respect to each Guarantor upon the issuance of its Note Guarantee or the execution by such Guarantor of a supplemental indenture providing for its Note Guarantee or with respect to Jordan, the execution of this Indenture and its Note Guarantee.

Section 12.08     Canadian Guarantors

         In the event that any entity incorporated or formed under the laws of Canada or any province of Canada becomes a Guarantor pursuant to this Indenture (a "Canadian Guarantor"), such Canadian Guarantor shall execute a separate Guarantee from the Guarantee(s) executed by any non-Canadian Guarantors and such Guarantee shall be executed only by Canadian Guarantors.

                                   ARTICLE 13.
                           SATISFACTION AND DISCHARGE

Section 13.01      Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

                  (1)    either:

                         (A) all Notes that have been authenticated (except
                  lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers), have been delivered to the Trustee for cancellation; or

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

                         (B) all Notes that have not been delivered to the
                  Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either of the Issuers or any Guarantor is a party or by which either of the Issuers or any Guarantor is bound;

                  (3) the Issuers or any Guarantor have paid or caused to be paid all sums payable by them under this Indenture and the other Note Documents; and

                  (4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

         In addition, the Issuers must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         The Collateral will be released as provided in Section 11.06 hereof upon a satisfaction and discharge in accordance with the provisions described above.

         Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Sections 13.02 and 8.06 will survive. In addition, nothing in this Section 13.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 13.02      Application of Trust Money.

         Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 13.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 hereof by reason of any

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legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 hereof; provided, that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 14.
                               REGISTRATION RIGHTS

Section 14.01     Filing of Registration Statement

         (a) The Issuers and any Guarantors then guaranteeing the Notes shall file with the SEC the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers and the Guarantors then guaranteeing the Notes will offer to the Holders of Transfer Restricted Securities (as defined in clause (c) below) pursuant to the Note Registration Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for the Exchange Notes.

         (b) If:

                  (1) the Issuers and the Guarantors then Guaranteeing the Notes are not:

                           (A) required to file the Exchange Offer Registration
                  Statement; or

                           (B) permitted to consummate the Note Registration
                  Exchange Offer because the Note Registration Exchange Offer is not permitted by applicable law or SEC policy; or

                  (2) any Holder of Transfer Restricted Securities notifies the Issuers prior to the 20th business day following consummation of the Note Registration Exchange Offer that:

                           (A) it is prohibited by law or SEC policy from
                  participating in the Note Registration Exchange Offer;

                           (B) it may not resell the Exchange Notes acquired by
                  it in the Note Registration Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

                           (C) it is a broker-dealer and owns Notes acquired
                  directly from the Issuers or an affiliate of the Issuers,

the Issuers and the Guarantors then guaranteeing the Notes will file with the SEC a Shelf Registration Statement to cover resales of the Notes by the Holders of the Notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

         (c) For purposes of this Section 14.01, "Transfer Restricted Securities" means each Note until the earliest to occur of:

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                  (1) the date on which such Note has been exchanged by a Person other than a broker-dealer for Exchange Notes in the Note Registration Exchange Offer;

                  (2) following the exchange by a broker-dealer in the Note Registration Exchange Offer of a Note for Exchange Notes, the date on which such Exchange Notes are sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

                  (3) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

                  (4) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

Section 14.02     Registration Rights

         (a) The Issuers and the Grantors agree that:

                  (1) The Issuers and the Guarantors then guaranteeing the Notes shall file an Exchange Offer Registration Statement with the SEC on or prior to 120 days after the date of this Indenture;

                  (2) The Issuers and the Guarantors then guaranteeing the Notes shall use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 210 days after the date of this Indenture;

                  (3) Unless the Note Registration Exchange Offer would not be permitted by applicable law or SEC policy, the Issuers and the Guarantors then guaranteeing the Notes shall:

                       (A) commence the Note Registration Exchange Offer; and

                       (B) use all commercially reasonable efforts to issue
                  on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, the Exchange Notes in exchange for all Notes tendered prior thereto in the Note Registration Exchange Offer; and

                  (4) if obligated to file the Shelf Registration Statement, the Issuers and the Guarantors then guaranteeing the Notes will use all commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 180 days after such obligation arises.

         (b) If:

                  (1) the Issuers and the Guarantors then guaranteeing the Notes fail to file any of the registration statements required to be filed on or before the date specified herein for such filing;

                  (2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");

                  (3) the Issuers and the Guarantors then guaranteeing the Notes fail to consummate the Note Registration Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

                  (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then the Issuers and the Guarantors then guaranteeing the Notes will pay Liquidated Damages to each holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder ("Liquidated Damages").

         (c) The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes.

         (d) All accrued Liquidated Damages will be paid by the Issuers and the Guarantors then guaranteeing the Notes on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to Holders of Definitive Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

         (e) Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

                                   ARTICLE 15.
                                  MISCELLANEOUS

Section 15.01      Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties will control.

Section 15.02      Notices.

         Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Issuers and/or any Guarantor:

         c/o JII Holdings, LLC
         Arbor Lake Centre
         1751 Lake Cook Road, Suite 550
         Deerfield, IL  60015
         Telecopier No.:  (847) 945-5591
         Attention:  Gordon Nelson

         With a copy to:
         Mayer, Brown, Row & Maw LLP
         190 South LaSalle Street
         Chicago, IL 60603
         Telecopier No.:  (312) 701-7843
         Attention:  Phillip J. Niehoff, Esq.

         If to the Trustee:
         U.S. Bank National Association
         60 Livingston Avenue
         EP-MN-WS3C
         St. Paul, MN 55107-2292
         Telecopier No.:  (651) 495-8097
         Attention:  Rick Prokosch

         With a copy to:
         Dorsey & Whitney LLP
         50 South Sixth Street, Suite 1500
         Minneapolis, MN 55402
         Telecopier No.:  (612) 340-2868
         Attention:  Craig Currie, Esq.

         The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuers mail a notice or communication to Holders, they will mail a copy to the Trustee and each Agent at the same time.

Section 15.03     Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 15.04      Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 15.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 15.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 15.05      Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) must comply with the provisions of TIA ss. 314(e) and must include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 15.06     Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 15.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 15.08     Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT

TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 15.09     No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 15.10     Successors.

         All agreements of each Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.05.

Section 15.11     Severability.

         In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 15.12     Judgment Currency.

         To the extent permitted by applicable law, the obligations of each Issuer in respect of any amount due under this Indenture and the other Note Documents to which the Issuers are a party shall, notwithstanding any payment in any other currency (the "Other Currency") (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which it is due (the "Agreed Currency") that the Collateral Agent or any Holder may, in accordance with normal banking procedures, purchase with the sum paid in the Other Currency (after any premium and cost of exchange) on the business day immediately after the day on which Collateral Agent or such Holder receives the payment. If the amount in the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, the Issuers shall pay all additional amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall. Any obligation of the Issuers not discharged by that payment shall, to the extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided in this Section 15.12, continue in full force and effect.

Section 15.13     Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 15.14     Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                 SIGNATURES


Dated as of February 18, 2004
                                           JII HOLDINGS, LLC


                                           By: /s/ Gordon L. Nelson, Jr.
                                               ----------------------------
                                               Name:  Gordon L. Nelson, Jr.
                                               Title: Vice President



                                           JII HOLDINGS FINANCE CORPORATION


                                           By: /s/ Gordon L. Nelson, Jr.
                                               ----------------------------
                                               Name:  Gordon L. Nelson, Jr.
                                               Title: Vice President



                                           JORDAN INDUSTRIES, INC.


                                           By: /s/ Gordon L. Nelson,Jr.
                                               ----------------------------
                                               Name:  Gordon L. Nelson, Jr.
                                               Title: Senior Vice President



                                           U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee


                                           By: /s/ Richard Prokosch
                                               -----------------------------
                                               Name:  Richard Prokosch
                                               Title: Vice President

                                 [Face of Note]
-------------------------------------------------------------------------------

                                                        CUSIP/CINS ____________

                        13% Senior Secured Notes due 2007

No. ___                                                           $____________

                                JII HOLDINGS, LLC
                        JII HOLDINGS FINANCE CORPORATION

promise to pay to [_________] or registered assigns,

the principal sum of _________________________________________________ DOLLARS
on April 1, 2007.

Interest Payment Dates:  February 1 and August 1.

Record Dates:  January 15 and July 15.

Dated:  _______________, 200_

                                      JII HOLDINGS, LLC


                                      By:______________________________________
                                         Name:
                                         Title:

                                      JII HOLDINGS FINANCE CORPORATION


                                      By:______________________________________
                                         Name:
                                         Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
 as Trustee


By: ________________________________________
            Authorized Signatory


-------------------------------------------------------------------------------

                                      A1-1

                                 [Back of Note]
                        13% Senior Secured Notes due 2007

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. Each of JII Holdings, LLC, a Delaware limited liability company (the "Company"), and JII Holdings Finance Corporation, a Delaware corporation ("JII Finance" and together with the Company, the "Issuers"), jointly and severally, promises to pay interest on the principal amount of this Note at 13% per annum from ________________, 20__ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Article 14 of the Indenture. The Issuers will pay interest and Liquidated Damages, if any, semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The initial interest payment made on August 1, 2004 shall be in an amount equal to the sum of (1) interest accruing on the Notes since the date of issuance and (2) interest accruing on the Old JII Notes that are exchanged in the JII Exchange Offer from February 1, 2004 to, but not including, the date of issuance of the Notes. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
         Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Paying Agent and Registrar maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                      A1-2

                  (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

                  (4) INDENTURE. The Issuers issued the Notes under an Indenture dated as of February 18, 2004 (the "Indenture") among the Company, JII Finance, Jordan Industries, Inc., a Delaware corporation, as initial guarantor, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. The Notes are secured by a security interest in the Collateral pursuant to the Security Documents referred to in the Indenture.

                  (5) Optional Redemption.

                      (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to January 1, 2005. On or after January 1, 2005, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

        Year                                               Percentage
        ----                                               ----------
        2005.............................................   106.500%
        2006.............................................   103.250%
        2007 and thereafter..............................   100.000%

                      (b) Notwithstanding the provisions of subparagraph
         (a) of this Paragraph 5, at any time prior to January 1, 2005, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 113.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a contribution to the Company's common equity capital made with the net cash proceeds of a concurrent offering of Equity Interests by Jordan; provided, that: (1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Issuers and their Affiliates) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption must occur within 45 days of the date of the closing of such sale of Equity Interests.

                  (6) Mandatory Redemption.

         The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                    A1-3

                  (7) Repurchase at the Option of Holder.

                      (a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $700 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 10 days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                      (b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10 million, the Issuers will make an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

                      (c) Jordan and the Company shall also be required to comply with Section 4.25 of the Indenture with respect to any Jordan Funds.

                  (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $700 may be redeemed in part but only in whole multiples of $700, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $700 and integral multiples of $700. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

                                      A1-4

         Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees, the Security Documents and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Note Guarantees, the Security Documents or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees, the Security Documents, the Intercreditor Agreement or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' or any Guarantor's obligations to the Holders of the Notes and Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Note Guarantees, the Security Documents, the Notes or the Intercreditor Agreement to any provision of the "Description of the New Notes" section of the Company's Offering Memorandum/Consent Solicitation Statement dated January 14, 2004, relating to the initial offering of the Notes, to the extent that such provision in that "Description of the New Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees, the Security Documents, the Notes or the Intercreditor Agreement, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes or to provide for guarantees by any Subsidiary of the Company.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10,
         4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections
         4.07 or 4.09 of the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (v) failure by the Company or any of its Restricted Subsidiaries to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes or the Security Documents for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (vi) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vii)

                                       A1-5
         certain final judgments for the payment of money that remain undischarged for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, when taken together, would constitute a Significant Subsidiary; (ix) except as permitted by the Indenture, any Security Document ceases for any reason to be fully enforceable; provided, that it shall not be an Event of Default under this clause (ix) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Note Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $5.0 million ceases to be an enforceable and perfected second-priority security interest, subject only to Permitted Prior Liens; (x) any Note Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $5.0 million ceases to be an enforceable and perfected second-priority security interest, subject only to Permitted Prior Liens; (xi) the Company or any other Obligor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any other Obligor set forth in or arising under any Security Document; and (xii) except as permitted by the Indenture, the Jordan Guaranty or any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (except in accordance with its terms), or any Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 6.01 of the Indenture has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled (and such Event of Default shall be deemed cured) if the Payment Default or other default triggering such Event of Default pursuant to clause (6) of Section 6.01 of the Indenture shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant indebtedness within 60 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  (13) SUBORDINATION. Guarantee of the payment of principal, interest and premium and Liquidated Damages, if any, on the Notes as provided by the Note Guarantors is subordinated to the prior payment of Senior Debt of such Guarantor on the terms provided in the Indenture.

                                        A1-6

         This section shall be effective with respect to each Guarantor upon the issuance of its Note Guarantee or the execution by such Guarantor of a supplemental indenture providing for its Note Guarantee or with respect to Jordan, the execution of this Indenture and its Note Guarantee.

                  (14) TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

                  (15) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

                  (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. The Holders will have registration rights in accordance with Article 14 of the Indenture.

                  (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

JII Holdings, LLC
JII Holdings Finance Corporation
c/o JII Holdings, LLC
Arbor Lake Centre
1751 Lake Cook Road, Suite 550
Deerfield, Illinois 60015
Attention:  Gordon Nelson


                                     A1-7

                                 Assignment Form


         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: _________________________________
                                                (Insert assignee's legal name)

_______________________________________________________________________________
                (Insert assignee's soc. sec. or tax I.D. no.)


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
            (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:  _______________

                              Your Signature:__________________________________
                                                 (Sign exactly as your name
                                              appears on the face of this Note)

Signature Guarantee*:_________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
















                                    A1-8

                    Option of Holder to Elect Purchase


         If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                  [ ] Section 4.10      [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                               $________________

Date: _________________

                              Your Signature:__________________________________
                                             (Sign exactly as your name appears
                                                  on the face of this Note)

                              Tax Identification No.: _________________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                  A1-9

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:



                                                                   Principal Amount
                                                                  of this Global Note       Signature of
                   Amount of decrease    Amount of increase in      following such       authorized officer
                   in Principal Amount      Principal Amount           decrease             of Trustee or
Date of Exchange   of this Global Note    of this Global Note        (or increase)            Custodian
----------------   -------------------   ---------------------    -------------------    ------------------





























* This schedule should be included only if the Note is issued in global form.

                                      A1-10

                                                                     EXHIBIT A2

                  [Face of Regulation S Temporary Global Note]
-------------------------------------------------------------------------------

                                                        CUSIP/CINS ____________

                        13% Senior Secured Notes due 2007

No. ___                                                            $____________

                                JII HOLDINGS, LLC
                        JII HOLDINGS FINANCE CORPORATION

promises to pay to CEDE & CO. or registered assigns,
                   ----------

the principal sum of _________________________________________________ DOLLARS
on April 1, 2007.

Interest Payment Dates: February 1 and August 1.

Record Dates: January 15 and July 15.

Dated:  _______________, 200_

                                   JII HOLDINGS, LLC


                                   By:_________________________________________
                                      Name:
                                      Title:


                                   JII HOLDINGS FINANCE CORPORATION


                                   By:_________________________________________
                                      Name:
                                      Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee


By:__________________________________
         Authorized Signatory


-------------------------------------------------------------------------------

                  [Back of Regulation S Temporary Global Note]
                        13% Senior Secured Notes due 2007

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH

                                      A2-2

SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARIES OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR
(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S, OR TRANSFER AGENT'S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT.

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                   (1) INTEREST. Each of JII Holdings, LLC, a Delaware limited liability company (the "Company"), and JII Holdings Finance Corporation, a Delaware corporation ("JII Finance" and together with the Company, the "Issuers"), jointly and severally, promises to pay interest on the principal amount of this Note at 13% per annum from ________________, 20__ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Article 14 of the Indenture. The Issuers will pay interest and Liquidated Damages, if any, semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The initial interest payment made on August 1, 2004 shall be in an amount equal to the sum of (1) interest accruing on the Notes since the date of issuance and (2) interest accruing on the Old JII Notes that are exchanged in the JII Exchange Offer from February 1, 2004 to, but not including, the date of issuance of the Notes. The Issuers will

                                      A2-3
          pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

                  (2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
          Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Paying Agent and Registrar maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all GlobaL
          Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

                   (4) INDENTURE. The Issuers issued the Notes under an Indenture dated as of February 18, 2004 (the "Indenture") among the Company, JII Finance, Jordan Industries, Inc., a Delaware corporation, as initial guarantor, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions ofthe Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of the Notes that may be issued thereunder. The Notes are secured by a security interest in the Collateral pursuant to the Security Documents referred to in the Indenture.

                  (5) Optional Redemption.

                      (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to January 1, 2005. On or after January 1, 2005, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

                                     A2-5

         Year                                                      Percentage
         ----                                                      ----------
         2005....................................................... 106.500%
         2006....................................................... 103.250%
         2007 and thereafter........................................ 100.000%

                      (b) Notwithstanding the provisions of subparagraph
         (a) of this Paragraph 5, at any time prior to January 1, 2005, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 113.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a contribution to the Company's common equity capital made with the net cash proceeds of a concurrent offering of Equity Interests by Jordan; provided, that: (1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Issuers and their Affiliates) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption must occur within 45 days of the date of the closing of such sale of Equity Interests.

                  (6)      Mandatory Redemption.

         The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  (7) Repurchase at The Option of Holder.

                      (a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $700 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 10 days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                      (b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10 million, the Issuers will make an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of

                                     A2-5

         Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

                           (c) Jordan and the Company shall also be required to comply with Section 4.25 of the Indenture with respect to any Jordan Funds.

                  (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $700 may be redeemed in part but only in whole multiples of $700, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $700 and integral multiples of $700. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

                  (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees, the Security Documents and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Note Guarantees, the Security Documents or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees, the Security Documents, the Intercreditor Agreement or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' or any Guarantor's obligations to the Holders of the Notes and Note Guarantees in case of a merger or consolidation, to make any change that would provide any

                                     A2-6
         additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Note Guarantees, the Security Documents, the Notes or the Intercreditor Agreement to any provision of the "Description of New the Notes" section of the Company's Offering Memorandum/Consent Solicitation Statement dated January 14, 2004, relating to the initial offering of the Notes, to the extent that such provision in that "Description of the New Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees, the Security Documents, the Notes or the Intercreditor Agreement, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes or to provide for guarantees by any Subsidiary of the Company.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10,
         4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections
         4.07 or 4.09 of the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (v) failure by the Company or any of its Restricted Subsidiaries to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes or the Security Documents for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (vi) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, when taken together, would constitute a Significant Subsidiary; (ix) except as permitted by the Indenture, any Security Document ceases for any reason to be fully enforceable; provided, that it shall not be an Event of Default under this clause (ix) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Note Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $5.0 million ceases to be an enforceable and perfected second-priority security interest, subject only to Permitted Prior Liens; (x) any Note Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $5.0 million ceases to be an enforceable and perfected second-priority security interest, subject only to Permitted Prior Liens; (xi) the Company or any other Obligor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any other Obligor set forth in or arising under any Security Document; and (xii) except as permitted by the Indenture, the Jordan Guaranty or any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (except in accordance with its

                                     A2-7
         terms), or any Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 6.01 of the Indenture has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled (and such Event of Default shall be deemed cured) if the Payment Default or other default triggering such Event of Default pursuant to clause (6) of Section 6.01 of the Indenture shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant indebtedness within 60 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  (13) SUBORDINATION. Guarantee of the payment of principal, interest and premium and Liquidated Damages, if any, on the Notes as provided by the Note Guarantors is subordinated to the prior payment of Senior Debt of such Guarantor on the terms provided in the Indenture. This section shall be effective with respect to each Guarantor upon the issuance of its Note Guarantee or the execution by such Guarantor of a supplemental indenture providing for its Note Guarantee or with respect to Jordan, the execution of this Indenture and its Note Guarantee.

                  (14) TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

                  (15) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

                  (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                                     A2-8

                  (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. The Holders will have registration rights in accordance with Article 14 of the Indenture.

                  (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

JII Holdings, LLC
JII Holdings Finance Corporation
c/o JII Holdings, LLC
Arbor Lake Centre
1751 Lake Cook Road, Suite 550
Deerfield, Illinois 60015
Attention:  Gordon Nelson



                                     A2-9

 Assignment Form


         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: _________________________________
                                                (Insert assignee's legal name)

_______________________________________________________________________________
                (Insert assignee's soc. sec. or tax I.D. no.)


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
            (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:  _______________

                              Your Signature:__________________________________
                                                 (Sign exactly as your name
                                              appears on the face of this Note)

Signature Guarantee*:_________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                     A2-9

                    Option of Holder to Elect Purchase


         If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                  [ ] Section 4.10      [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                               $________________

Date: _________________

                              Your Signature:__________________________________
                                             (Sign exactly as your name appears
                                                  on the face of this Note)

                              Tax Identification No.: _________________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                  A2-10

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:



                                                                   Principal Amount
                                                                  of this Global Note       Signature of
                   Amount of decrease    Amount of increase in      following such       authorized officer
                   in Principal Amount      Principal Amount           decrease             of Trustee or
Date of Exchange   of this Global Note    of this Global Note        (or increase)            Custodian
----------------   -------------------   ---------------------    -------------------    ------------------





























* This schedule should be included only if the Note is issued in global form.

                                      A2-11

                                                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

JII Holdings, LLC
JII Holdings Finance Corporation
c/o JII Holdings, LLC
Arbor Lake Centre
1751 Lake Cook Road, Suite 550
Deerfield, Illinois 60015

[Registrar address block]

         Re: 13% Senior Secured Notes Due 2007 of JII Holdings, LLC and JII Holdings Finance Corporation

         Reference is hereby made to the Indenture, dated as of February 18, 2004 (the "Indenture"), among JII Holdings, LLC and JII Holdings Finance Corporation, as issuers (the "Issuers"), Jordan Industries, Inc., as initial guarantor, and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

     2. [ ] Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent] Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

    3. [ ] Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

            (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

            (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

            (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

   4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

           (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

           (b) [  ] Check if Transfer is Pursuant to Regulation S. (i)
The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

           (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

           This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                        ---------------------------------------
                                             [Insert Name of Transferor]



                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:


         Dated:  _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

 1. The Transferor owns and proposes to transfer the following:

                    [CHECK ONE OF (a) OR (b)]

        (a) [  ] a beneficial interest in the:

            (i)   144A Global Note (CUSIP _________), or

            (ii)  Regulation S Global Note (CUSIP _________), or

            (iii) IAI Global Note (CUSIP _________); or

        (b) [  ] a Restricted Definitive Note.

 2. After the Transfer the Transferee will hold:

                           [CHECK ONE]

        (a) a beneficial interest in the:

            (i)   144A Global Note (CUSIP _________), or

            (ii)  Regulation S Global Note (CUSIP _________), or

            (iii) IAI Global Note (CUSIP _________); or

            (iv)  Unrestricted Global Note (CUSIP _________); or

        (b)  a Restricted Definitive Note; or

        (c)  an Unrestricted Definitive Note,

             in accordance with the terms of the Indenture.

                                                                    EXHIBIT C


                      FORM OF CERTIFICATE OF EXCHANGE

JII Holdings, LLC
JII Holdings Finance Corporation
c/o JII Holdings, LLC
Arbor Lake Centre
1751 Lake Cook Road, Suite 550
Deerfield, Illinois 60015

[Registrar address block]

         Re: 13% Senior Secured Notes Due 2007 of JII Holdings, LLC and JII Holdings Finance Corporation

                              (CUSIP ____________)

         Reference is hereby made to the Indenture, dated as of February 18, 2004 (the "Indenture"), among JII Holdings, LLC and JII Holdings Finance Corporation, as issuers (the "Issuers"), Jordan Industries, Inc., as initial guarantor, and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

         (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) [ ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

         (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                            -----------------------------------
                                                 [Insert Name of Transferor]


                                            By:________________________________
                                               Name:
                                               Title:

Dated:  ______________________

                                                                     EXHIBIT D


                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

JII Holdings, LLC
JII Holdings Finance Corporation
c/o JII Holdings, LLC
Arbor Lake Centre
1751 Lake Cook Road, Suite 550
Deerfield, Illinois 60015

[Registrar address block]

         Re: 13% Senior Secured Notes Due 2007 of JII Holdings, LLC and JII Holdings Finance Corporation

         Reference is hereby made to the Indenture, dated as of February 18, 2004 (the "Indenture"), among JII Holdings, LLC and JII Holdings Finance Corporation, as issuers (the "Issuers"), Jordan Industries, Inc., as initial guarantor, and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a) [  ] a beneficial interest in a Global Note, or

         (b) [  ] a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                                                                     EXHIBIT D

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                            [Insert Name of Accredited Investor]


                                             By:_______________________________
                                                Name:
                                                Title:

Dated:  _______________________

                                                                     EXHIBIT E


                         [FORM OF NOTATION OF GUARANTEE]

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 18, 2004 (the "Indenture"), among JII Holdings, LLC and JII Holdings Finance Corporation, as issuers (the "Issuers"), Jordan Industries, Inc., as initial guarantor, and U.S. Bank National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and are subordinated as provided in Article 10 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

         Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                     [NAME OF GUARANTOR(S)]


                                     By:_______________________________________
                                     Name:
                                     Title:

                                                                     EXHIBIT F
                        [FORM OF SUPPLEMENTAL INDENTURE
                   TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, 200__, among __________________ (the "Guaranteeing
Subsidiary"), a subsidiary of ____________________ (or its permitted successor), a [Delaware] corporation (the "Company"), the Company, the other Guarantors (as defined in this Indenture referred to herein) and U.S. Bank National Association, as trustee under this Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 18, 2004 providing for the issuance of 13% Senior Secured Notes due 2007 (the "Notes");

         WHEREAS, this Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and this Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of this Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in this Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 12 thereof.

         4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, will have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, this Indenture, the Security Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

                                                                     EXHIBIT E

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated:  _______________, 20___

                            [GUARANTEEING SUBSIDIARY]

                               By:  _______________________________
                               Name:
                               Title:

                               [Issuers]

                               By:  _______________________________
                               Name:
                               Title:

                               [Existing Guarantors]

                               By:  _______________________________
                               Name:
                               Title:

                               [TRUSTEE],
                                 as Trustee

                               By:  _______________________________
                                         Authorized Signatory